Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF OCTOBER 6, 2016

BALANCE SHEETS, ACCOMPANYING SCHEDULES, AND

POST-ELEVENTH DISTRIBUTION CASH FLOW ESTIMATES

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON, EXECUTIVE VICE PRESIDENT—FINANCE
1271 AVENUE OF THE AMERICAS
40th FLOOR
NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: February 1, 2017

Quarterly Financial Report as of October 6, 2016 (Unaudited)

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of October 6, 2016 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtors’ chapter 11 cases remain open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13885	10/3/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009

The following Debtors’ chapter 11 cases were closed in 2016, pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920 and No. 54163):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	9/16/2008	1/28/2016
PAMI Statler Arms LLC	08-13664	9/23/2008	1/28/2016
CES Aviation LLC	08-13905	10/5/2008	1/28/2016
CES Aviation V LLC	08-13906	10/5/2008	1/28/2016
CES Aviation IX LLC	08-13907	10/5/2008	1/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009	1/28/2016
LB Somerset LLC	09-17503	12/22/2009	1/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	1/28/2016
East Dover Limited	08-13908	10/5/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l	09-10108	1/7/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016

Quarterly Financial Report as of October 6, 2016 (Unaudited)

II. Notes to the Balance Sheets and Management’s Discussion & Analysis

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make semi-annual distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Balance Sheets, Notes to the Balance Sheets, Accompanying Schedules, and Post-Eleventh Distribution Cash Flow Estimates (collectively, the “Quarterly Financial Report”) are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “Debtor-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. Debtor-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”), Lehman Brothers International (Europe) (in administration) (“LBIE”) and Lehman Brothers Japan (“LBJ”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly

Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, other Debtors and Debtor-Controlled Entities.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report:

•	Reflects activities through October 6, 2016, including the eleventh Plan Distribution (“D11”)

•	Is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Does not reflect period-end adjustments, including accruals; and

•	Includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Trends and Uncertainties

The Company owns real estate, private equity investments, loans, derivative contracts, and other assets in a wide variety of local, domestic and global markets, and as such, in future periods the values of these assets are subject to trends, events and factors beyond the Company’s control, including but not limited to: the local, domestic and global economic environment; changes in budget, tax and fiscal policies in the U.S. and other countries; fluctuations in debt and equity markets, interest rates, and currency exchange rates; litigation risk; and changes in regulatory requirements.

Note 2 – Use of Estimates

In preparing the Quarterly Financial Report, the Company utilizes various estimates that affect reported amounts and disclosures. For example, estimates are used to determine expected recoverable amounts from certain financial instruments and other assets, and to establish claims amounts and various reserves.

Estimates are based on available information and judgment. As more information becomes available to the Company, including the outcome of various negotiations and litigations, the Company may revise estimates accordingly.

Note 3 – Cash and Short-Term Investments

Cash and short-term investments include:

•	demand deposits;

•	interest-bearing deposits with banks;

•	U.S. and foreign money-market funds;

•	U.S. government obligations;

•	U.S. government guaranteed securities;

•	investment grade corporate bonds and commercial paper; and

•	AAA-rated asset-backed securities secured by auto loans and credit card receivables.

As of October 6, 2016, the majority of the Company’s short-term investments were scheduled to mature by December 31, 2016.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 4 – Cash and Short-Term Investments Pledged or Restricted

The following table summarizes the components of restricted cash as of October 6, 2016:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities

($ in millions)	LBHI	LBSF	LCPI	Other	Total

Reserves for Claims:
Disputed unsecured claims (1)	$1,089	$854	$0	$146	$2,089	$—	$2,089
Distributions on Allowed Claims (not remitted) (2)	86	0	0	1	87	—	87
Secured, Admin, Priority Claims and Other	64	16	2	8	90	—	90

Subtotal, Claims Reserves	1,239	870	2	154	2,266	—	2,266

Citigroup (3)	2,008	—	—	—	2,008	—	2,008
Other (4)	177	1	0	25	202	29	231

Total	$3,424	$871	$2	$179	$4,476	$29	$4,505

Totals may not foot due to rounding.

(1)	Represents the cash reserve for the principal amount of disputed unsecured claims subsequent to the eleventh Plan Distribution on October 6, 2016. Amounts of claim reserves at LBSF exclude amounts invested in a loan to LBHI in the amount of $345 million (refer to Note 6 – Receivables from Controlled Affiliates and Other Assets).

(2)	Includes (i) $79 million related to the Office of Foreign Asset Control (“OFAC”) and (ii) $8 million related to other open items.

(3)	Represents cash deposited prior to the Commencement Date by the Company in connection with certain requests and/or documents executed by the Company and Citigroup Inc. (“Citigroup”). The Company has recorded reserves against this cash in Secured Claims Payable to Third Parties because Citigroup has asserted claims. The Company commenced litigation against Citigroup regarding these deposits (refer to Note 12 – Legal Proceedings).

(4)	Includes: (i) $87 million related to various pre-petition balances on administrative hold by Citigroup, (ii) $55 million related to misdirected wires and other cash received by LBHI for the benefit of third parties and Non-Controlled Affiliates (reported as a payable), and (iii) $89 million of various miscellaneous items.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions are reported at estimated “recovery values,” which are determined by utilizing market prices, certain assumptions, estimates and/or pricing models to estimate future undiscounted cash flows.

The table below presents recovery values as of October 6, 2016 by asset portfolio, and the changes in recovery values since the previously filed Quarterly Financial Report as of June 30, 2016:

		(Activity 07/01/16—10/06/16)

	Inventory as of	Transfers and	Recovery		Inventory as of
$ in millions	June 30, 2016	Reclassifications	Value Change (1)	Cash Activities (2)	October 6, 2016
Commercial Real Estate
Debtors:
Lehman Brothers Holdings Inc.	$34	$—	$1	$(1)	$34
Lehman Commercial Paper Inc.	124	0	(6)	(10)	108
LB Rose Ranch LLC	—	—	1	—	1

Subtotal Debtors	158	0	(4)	(11)	142
Debtor-Controlled	178	(0)	(20)	(87)	71

Total Commercial Real Estate	336	—	(24)	(98)	213

Loans and Residential Real Estate
Debtors:
Lehman Brothers Holdings Inc. (3)	61	—	6	(12)	56
Lehman Commercial Paper Inc.	76	—	5	(48)	33

Subtotal Debtors	137	—	11	(59)	89
Debtor-Controlled	31	—	2	(1)	31

Total Loans and Residential Real Estate	168	—	13	(60)	121

Private Equity / Principal Investments (PEPI)
Debtors:
Lehman Brothers Holdings Inc.	0	—	0	(0)	0
Lehman Commercial Paper Inc.	3	—	—	—	3

Subtotal Debtors	3	—	0	(0)	3
Debtor-Controlled (3)	823	—	324	(186)	961

Total Private Equity / Principal Investments	826	—	324	(186)	964

Derivative Receivables and Related Assets
Debtors:
Lehman Brothers Special Financing Inc.	133	—	31	(31)	133
Lehman Brothers OTC Derivatives Inc.	0	—	—	—	0

Subtotal Debtors	133	—	31	(31)	133
Debtor-Controlled	1	—	1	(2)	1

Total Derivative Receivables and Related Assets	133	—	32	(33)	133

Totals	$1,463	$—	$345	$(377)	$1,431

(1)	Represents adjustments to recovery values based on changes in market prices, realized gains or losses from assets sales above or below previously recorded recovery values, assumptions and/or estimates which, in the Company’s judgment, impact the Company’s recoverable value on the underlying assets.

(2)	Cash activities are presented net of disbursements. Amounts may differ from previously filed Schedules of Cash Receipts and Disbursements mainly due to timing and classification differences. Cash activities related to Derivative Receivables and Related Assets include collections on open and terminated trades, net of hedging activities.

(3)	Inventory balances as of October 6, 2016 include (i) an investment in Formula One of $462 million in PEPI that is encumbered by LB I Group Inc. for the benefit of LCPI, (ii) an investment in First Data Corporation of $247 million in PEPI that is encumbered by LB I Group Inc. for the benefit of LB UK Holdings (Delaware) Inc., and (iii) residential mortgage backed securities of $13 million in Loans and Residential Real Estate that are encumbered by LBHI for the benefit of Lehman Brothers Pass-Through Securities Inc. (“LPTSI”).

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Commercial Real Estate

Commercial Real Estate includes whole loans, real estate owned properties, joint venture equity interests in commercial properties, and other real estate-related investments.

The Company utilizes various pricing models to determine the recovery values of assets within the Commercial Real Estate portfolio. These pricing models often incorporate current market prices, estimated future cash flows net of obligations to third parties, brokers’ opinions of value, and third party analyses.

As of October 6, 2016, the Company estimated the aggregate remaining recovery value for the Commercial Real Estate portfolio at $213 million. Between June 30, 2016 and October 6, 2016, the Company:

•	monetized $103 million of inventory, primarily through the sales of residential land, condominiums and other assets at PAMI Holdings LLC and PAMI ALI LLC; and

•	incurred $4 million of non-operating costs, primarily for asset improvements and/or transaction-related costs.

Loans and Residential Real Estate

The Loans and Residential Real Estate portfolio includes commercial term loans with fixed maturity dates, corporate equity securities, residential whole loans and residential mortgage-backed securities.

The Company utilizes internal pricing models, which incorporate current market prices and historical and estimated future cash flows to determine the recovery values of loans. Recovery values for mortgage-backed securities are based primarily on third-party valuation analyses, which generally include market prices for similar assets and various pricing assumptions.

Potential future recoveries related to indemnity claims against third parties transferred to LBHI pursuant to the Fannie Mae and Freddie Mac Agreements (refer to the Mortgage Sellers litigation in Note 12 – Legal Proceedings, for additional information) are excluded from estimated recovery values, as the outcomes, many of which are subject to litigation, are uncertain and contingent upon various legal factors outside of the Company’s control.

As of October 6, 2016, the Company estimated the aggregate remaining recovery value for the Loans and Residential Real Estate portfolio at $121 million. Between June 30, 2016 and October 6, 2016, the Company (i) increased the estimated recovery value for the portfolio by $13 million, and (ii) monetized $70 million of inventory.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity and fixed-income direct investments in companies, and general partner and limited partner interests in investment fund vehicles (including private equity) and related funds.

Recovery values for private equity / principal investments and general partner interests are based on comparable trading and transaction multiples, period end publicly quoted prices, and estimated future cash flows. Limited partner interests in private equity and hedge funds are valued at the net asset value unless an impairment is assessed. Recovery value may be impacted for those positions that are subject to confidentiality restrictions and transfer restrictions for which the Company may need consent from sponsors, general partners and/or portfolio companies in order to (i) share information regarding such positions with prospective buyers and/or (ii) transfer such positions to a buyer.

As of October 6, 2016, the Company estimated the aggregate remaining recovery value for the Private Equity / Principal Investments portfolio at $964 million. Between June 30, 2016 and October 6, 2016, the Company:

•	monetized $186 million of inventory, primarily through the partial sale of the Company’s interest in Formula One, as well as distributions from limited partnership interests; and

•	increased the estimated recovery value for the portfolio by $324 million, primarily driven by the increased estimated recovery value of the Company’s interest in Formula One as a result of the sale to Liberty Media Corporation, as well as mark-to-market changes on other publicly held positions.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Derivative Assets and Derivatives Liabilities

Derivative assets and Derivative liabilities represent amounts due from/to counterparties related to matured, terminated and open trades, and are recorded at expected recovery/claim amounts, net of cash and securities collateral.

The Company’s estimated recovery values for Derivative assets and claim amounts are determined using internal and third party valuation models and data sources, internal assessments, valuation assumptions asserted by counterparties, certain assumptions regarding contract provisions, and management judgment.

For derivative litigation actions which may result in a potential recovery to the Company (“Affirmative Litigations”), the largest of which are listed and described in Note 12 – Legal Proceedings, estimated recoveries are recorded at zero unless one of the following conditions are met:

(i)	The Company has reached agreements in principle with the corresponding counterparties, in which case the recovery value is recorded at the agreed amounts; or

(ii)	The Company has locked in value by purchasing notes of various special purpose vehicles, in which case the Balance Sheets reflect estimated recovery values at the value locked in.

Derivative claims are recorded in Liabilities Subject to Compromise as follows:

(i)	Resolved claims are recorded at values agreed by the Company; and

(ii)	Unresolved claims are recorded at amounts estimated to be allowed by the Company.

Derivative claims recorded by LBSF include LBSF’s obligations under the RACERS swaps (refer to Section IV.I.b of the Disclosure Statement).

As of October 6, 2016, the Company estimated the aggregate remaining recovery value for the Derivatives portfolio at $133 million. Between June 30, 2016 and October 6, 2016, the Company:

•	collected $33 million from mediations and other settlements related to special purpose vehicles and various other counterparties; and

•	increased the estimated recovery value for the portfolio by $32 million.

As of October 6, 2016, the Company estimated aggregate Derivative liabilities, before any distributions, at $24.1 billion.

Hedging Programs

The Company conducts hedging programs to protect (i) against the loss of value of a portion of certain foreign affiliate receivables and real estate assets due to fluctuations in foreign exchange rates, and (ii) the value of certain derivatives transactions that have not been terminated by counterparties.

As of October 6, 2016, the Company’s currency hedging program included hedges against movements in the Euro, British pound, and Swiss franc, primarily related to certain foreign currency exposures in Receivables from Non-Controlled Affiliates. Total notional amounts hedged related to Receivables from Non-Controlled Affiliates were approximately €291 million, £841 million, and CHF 157 million.

As of October 6, 2016, the cash posted as collateral, net of gains or losses on hedging positions, for the Company’s foreign currency hedging program of $100 million and Derivatives hedging activities of approximately $10 million is reflected on the Company’s Balance Sheets in “Receivables from Controlled Affiliates and Other Assets” and “Derivatives Receivables and Related Assets,” respectively.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets

Receivables from Debtors and Debtor-Controlled Entities and Other Assets includes: (i) $2.5 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding liabilities reflected in Payables to Debtors and Debtor-Controlled Entities and Other Liabilities, and (ii) $474 million of other assets.

The following table summarizes the main components of Receivables from Debtors and Debtor-Controlled Entities and Other Assets as of October 6, 2016:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Encumbered Financial Inventory (1)	$—	$462	$—	$—	$462	$13	$475
Secured Notes (2)	—	—	345	958	1,303	69	1,372
Fundings and other activites (3)	197	6	0	58	262	415	677

Receivables from Debtors and Debtor-Controlled Entities	197	468	345	1,016	2,026	497	2,523

Receivable related to Fenway (4)	88	—	—	—	88	—	88
Affiliate Claims (5)	164	1	18	1	184	0	184
Collateral Posted on Hedges	95	4	—	—	100	—	100
Subrogated Receivable	40	—	—	—	40	—	40
Other	16	0	(0)	(0)	16	47	63

Total Other Assets	403	5	18	1	427	47	474

Total Receivables from Debtors and Debtor-Controlled Entities and Other Assets	$600	$473	$363	$1,016	$2,452	$545	$2,997

(1)	Includes (i) $462 million of Private Equity/Principal Investment assets encumbered by LB I Group Inc. for the benefit of LCPI, and (ii) $13 million of Residential Real Estate assets encumbered by LBHI for the benefit of LPTSI.

(2)	Includes (i) loans to LBHI from LOTC of $546 million, LBCC of $262 million and a Debtor-Controlled Entity of $69 million, secured by LBHI assets; (ii) loans from LBFP to LCPI and LBSF of $140 million and $10 million, respectively, secured by LCPI and LBSF assets; and (iii) an investment of $345 million of LBSF’s cash reserves for disputed claims in secured notes issued by LBHI.

(3)	Includes (i) $226 million of cash collections at LCPI for the benefit of LCPI Properties Inc., a wholly owned subsidiary of LCPI; (ii) $197 million primarily related to fundings (e.g. capital calls) by LBHI and cost allocations; and (iii) $99 million related to a promissory note issued by LBHI to a Debtor-Controlled Entity, LBHK Funding (Cayman) No.1 Ltd, of which LBHI is the ultimate economic beneficiary.

(4)	Represents unsecured claims asserted by LBHI against LCPI based on the Fenway transactions, as disclosed in Section 6.5(h) of the Plan, net of $142 million of payments received by LBHI as a result of Plan Distributions.

(5)	Includes (i) $147 million of affiliate claims acquired through settlements with third parties valued at estimated recoveries, net of distributions; and (ii) $37 million from a total return swap related to future distributions on LBI claims held by LBHI; LBHI has recorded an offsetting payable of $37 million in Payables to Controlled Affiliates and other liabilities.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets (continued)

Cost Allocations

Expenses related to obligations for certain administrative services and bankruptcy related costs are generally paid by LBHI then allocated on a quarterly basis to Debtor and Debtor-Controlled Entities with material remaining inventory and/or unresolved claims. A revised methodology for allocating expenses was implemented for expenses disbursed beginning April 1, 2012 (the “Post-Effective Methodology”). The Post-Effective Methodology categorizes and allocates administrative expenses as follows:

(i)	Costs directly attributable to specific legal entities, such as dedicated staff costs and professional fees associated with assets or legal matters which benefit specific legal entities, are directly assigned to the corresponding legal entities;

(ii)	Costs attributable to the support and management of specific asset and claim portfolios, such as asset management and claim staff, professional fees and technology costs to support the asset and claim portfolios, are allocated among legal entities based on the (a) pro rata ownership of inventory within each asset portfolio, and (b) pro rata claims for certain claim categories;

(iii)	Costs associated with general claims mitigation, distributions, and other bankruptcy-related activities are allocated among Debtors based on outstanding unresolved claims and cumulative distributions; and

(iv)	All remaining administrative costs are allocated among Debtors based on outstanding unresolved claims and estimated future distributions.

The Company continually reviews the methodology for allocating costs, and adjustments are reflected in the Balance Sheets.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 7 – Investments in Affiliates

Investments in Debtor-Controlled Entities are recorded in the Balance Sheets at book values. Investments in Debtor-Controlled Entities that have incurred cumulative net operating losses in excess of capital contributions are shown as negative amounts.

The earnings or losses of (i) Debtors owned by other Debtors (e.g. LBCS is a direct subsidiary of LBSF) or Debtor-Controlled Entities (e.g. LCPI is a direct subsidiary of Lehman ALI Inc. (“ALI”)), and (ii) Debtor-Controlled Entities owned by Debtors (e.g. ALI is a direct subsidiary of LBHI) are not eliminated in the Balance Sheets, and as a result, Investments in Affiliates reflect the earnings or losses of Debtors and certain Debtor-Controlled Entities more than once.

Adjustments to Investments in Affiliates may be required in future Balance Sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets herein.

Debtor-Controlled Entities – Aurora Commercial Corp.

The investment in Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”), a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly owned subsidiary of LBHI, is reflected in LBB’s Balance Sheets on a consolidated basis.

Aurora is a party to various litigation matters, primarily matters in which various counterparties have asserted claims against Aurora arising out of Aurora’s mortgage servicing operations. Aurora establishes accruals for loss contingencies as it becomes probable that a loss will be incurred and the amount of that loss can be estimated.

In connection with various Aurora asset sales, LBB entered into certain guarantee agreements with the respective purchasers of the Aurora assets. In accordance with the terms of those agreements, LBB is potentially liable for an aggregate amount up to a maximum of $100 million, if Aurora fails to perform under its indemnity obligations to the purchasers of its assets.

The ultimate recovery value for Aurora, which may vary materially from the amount reflected on the Balance Sheets due to significant costs related to wind down, litigation and other potential liabilities, may be adjusted (including write-downs and write-offs) in future Balance Sheets.

Non-Controlled Affiliates

All investments in Non-Controlled Affiliates were written off in 2011 as the Company deemed recovery on these equity investments unlikely to occur due to the bankruptcy proceedings of these entities in their local jurisdictions.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by Debtor-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The Balance Sheets do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in future Balance Sheets.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities

The table below presents the Due from/to Debtors and Debtor-Controlled Entities balances as of October 6, 2016, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2016:

		Activity 7/01/16 - 10/6/16
$ in millions	As of June 30, 2016	Cash Receipts	Cash Distributions	Transfers / Claim Assignments (2)	Withdrawal / Debt Forgiveness / Other (3)	As of October 6, 2016
Due From Controlled
Debtors:
Lehman Brothers Holdings Inc.	$28,408	$(1,142)	$—	$385	$(56)	$27,595
Lehman Commercial Paper Inc.	4,903	(74)	—	—	(89)	4,740
Lehman Brothers Special Financing Inc.	505	(16)	—	—	(2)	486
Other Debtors	581	(11)	—	1	11	582

Subtotal Debtors	34,396	(1,243)	—	386	(136)	33,403

Debtor-Controlled	4,060	(82)	—	2	(1)	3,979

Total	$38,457	$(1,325)	$—	$387	$(137)	$37,382

Due To Controlled (1)
Debtors:
Lehman Brothers Holdings Inc.	$4,316	$—	$(90)	$2	$13	$4,241
Lehman Commercial Paper Inc.	3,978	—	(203)	—	(3)	3,772
Lehman Brothers Special Financing Inc.	10,482	—	(85)	—	(106)	10,291
Other Debtors	836	—	(141)	3	(1)	697

Subtotal Debtors	19,611	—	(519)	6	(97)	19,001

Debtor-Controlled	12,040	—	(591)	381	(39)	11,791

Total	$31,651	$—	$(1,111)	$387	$(136)	$30,792

(1)	“Due to Debtors and Debtor-Controlled Entities” balances are reflected in Liabilities Subject to Compromise on the October 6, 2016 Balance Sheets.

(2)	As a result of the Lehman Brothers Asia Holdings Ltd (“LBAH”) Master Deed of Assignment (refer to the LBAH Scheme of Arrangement section in Note 9 of the Balance Sheets as of December 31, 2015, Docket No. 52332, for additional information), LBAH assigned to LBHI all of its claims against various Non-Controlled Affiliates and Debtor-Controlled Entities of approximately $385 million, net of distributions of $284 million:

$ in millions	Assigned Claims, net of distributions
GKI Korea Development Limited	$129
Asia Indo Opportunity I Ltd	91
Japan Real Estate Investment Partnership	27
GRA Finance Corporation Ltd.	23
LBCCA Holdings II LLC	23
LB Investments Japan Inc	18
Asia Indo Opportunity II Ltd	18
Other	56

$385

(3)	Primarily includes (i) debt forgiveness by LBHI and LCPI of $184 million resulting from the corporate restructuring of a Debtor-Controlled Entity, and (ii) an adjustment to claims, net of catch-up Debtor Plan Distributions and intercompany funding adjustments between Debtors, of $93 million as a result of an income tax refund of $335 million (refer to Note 10 – Taxes Payable for additional information); partially offset by accrued interest of $146 million recorded by a Debtor-Controlled Entity due to LBHI.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Debtors and Debtor-Controlled Entities for Debtors as of October 6, 2016:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Lehman Brothers Holdings Inc	$—	$—	$180	$(9,909)	$128	$(3,371)	$85	$(212)	$392	$(13,492)
LB Special Financing Inc	9,909	(180)	—	—	97	(233)	281	(36)	10,287	(449)
Lehman Commercial Paper Inc	3,371	(128)	233	(97)	—	—	142	(348)	3,746	(572)
Structured Asset Securities Corp	88	—	0	—	—	(141)	—	—	88	(141)
LB Commodity Services Inc	80	(40)	—	(269)	—	(1)	—	(0)	80	(311)
LB Commercial Corporation	41	(21)	36	—	104	—	0	—	183	(21)
Merit, LLC	3	(14)	—	(13)	158	—	—	—	160	(27)
LB OTC Derivatives Inc	0	(0)	0	—	—	—	—	—	0	(0)
Other Debtors	0	(9)	0	—	86	(0)	0	(0)	86	(9)
RACERS Claims (1)	820	—	—	—	—	—	—	—	820	—

Total Debtors	$14,312	$(392)	$449	$(10,287)	$572	$(3,746)	$508	$(596)	$15,842	$(15,022)

Lehman Ali Inc:
Lehman Ali Inc (PCO)	—	(2,441)	—	(0)	2,492	—	0	—	2,492	(2,441)
LCPI Properties Inc	0	(493)	—	—	—	(0)	—	(0)	0	(493)
LB I Group Inc:
LB I Group Inc (PCO)	1,594	(28)	7	—	45	(1)	—	—	1,646	(28)
LB Offshore Partners Ltd	363	—	—	(0)	1	—	—	—	364	(0)
DL Mortgage Corp	—	(183)	0	—	764	—	—	—	764	(183)
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	792	(86)	—	(2)	—	—	—	(86)	792	(174)
LB U.K. Holdings (Delaware) Inc:
LB U.K. Holdings (Delaware) Inc (PCO)	177	(35)	—	—	—	—	—	(14)	177	(49)
Other:
Pami Ali LLC	1,791	(64)	1	—	833	(2)	—	—	2,625	(66)
Luxembourg Finance Sarl	1,051	—	28	—	—	—	74	—	1,152	—
Real Estate Private Equity Inc	597	—	—	—	—	—	—	—	597	—
SMF No.1 Limited	191	—	—	—	—	—	—	—	191	—
Repe LBREP II Holdings, L.P.	189	—	—	—	—	—	—	—	189	—
Lehman Brothers Global Services Inc.	55	—	—	(0)	—	(0)	—	(0)	55	(0)
LB Pass-Through Securities Inc	45	—	—	—	—	—	—	—	45	—
LB Private Equity Advisers LLC	—	(86)	—	(0)	—	—	—	—	—	(86)
Other	667	(433)	1	(1)	33	(23)	(0)	(2)	701	(459)
LB Re Financing No.1 Limited	5,771	—	—	—	—	—	—	—	5,771	—

Total Debtor-Controlled Entities	$13,284	$(3,849)	$37	$(4)	$4,168	$(26)	$74	$(101)	$17,562	$(3,979)

Total	$27,595	$(4,241)	$486	$(10,291)	$4,740	$(3,772)	$582	$(697)	$33,403	$(19,001)

“PCO” – parent company only

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Affiliates balances for Debtor-Controlled Entities as of October 6, 2016:

	Lehman ALI Inc.		LB I Group Inc.		314 Commonwealth Ave. Inc.		LB UK Holdings Delaware Inc.		Other Debtor- Controlled Entities
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to

Debtors:
Lehman Brothers Holdings Inc.	$2,934	$—	$211	$(1,958)	$86	$(792)	$35	$(177)	$583	$(4,585)
Lehman Commercial Paper Inc.	—	(2,492)	1	(810)	—	—	—	—	25	(866)
Lehman Brothers Special Financing Inc.	—	—	—	(7)	2	—	—	—	1	(30)
Lehman Brothers Commercial Corporation	—	—	—	—		—	14	—	—	—
Luxembourg Residential Properties Loan Fin S.a.r.l.	—	—	—	—	86	—	—	—	—	—

Total Debtors	$2,934	$(2,492)	$212	$(2,774)	$174	$(792)	$49	$(177)	$609	$(5,481)

Debtor-Controlled:
314 Commonwealth Ave Inc	$45	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lehman Ali Inc (1)	—	—	—	—	—	(45)	—	—	225	—
Repe LBREP III LLC (1)	—	—	—	—	—	—	—	—	119	—
Real Estate Private Equity Inc (1)	—	—	—	—	—	—	—	—	219	—
LB I Group Inc.	—	—	—	—	—	—	—	—	—	(299)
LCPI Properties Inc.	—	—	—	—	—	—	—	—	—	(167)
Pami ALI LLC	167	(225)	299	—	—	—	—	—	—	(338)
Other	25	(0)	28	(29)	0	(2)	26	(23)	(1)	(97)

Total Debtor-Controlled Entities	$237	$(225)	$327	$(29)	$0	$(47)	$26	$(23)	$562	$(901)

Total	$3,171	$(2,717)	$539	$(2,803)	$174	$(839)	$75	$(200)	$1,171	$(6,382)

Non-Controlled Affiliates: (2)
Lehman Brothers Holdings Intermediate 2 Ltd	$—	$—	$—	$—	$—	$—	$77	$—	$749	$—
Lehman Brothers Holdings PLC	—	—	—	—	—	—	145	(53)	2	—
LB Commercial Corp Asia Limited	—	—	—	—	—	—		—	968	—
LB UK RE Holdings Limited	—	—	—	—	6	—	—	—	—	—
Other	0	—	1	(1)	—	—	102	(3)	51	(30)

Total	$0	$—	$1	$(1)	$6	$—	$323	$(56)	$1,771	$(30)

(1)	“Due from” balances at Other Debtor-Controlled Entities are related to receivables recorded by Pami ALI LLC.

(2)	Certain “Due from” balances are recorded in the local currency of the respective Non-Controlled Affiliates and as a result, balances may fluctuate as a result of changes in foreign exchange rates. Due from/to Affiliates balances include both settled and unresolved balances with Non-Controlled Affiliates.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates

The table below presents the Due from/to Non-Controlled Affiliates balances as of October 6, 2016, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2016:

		Activity 7/01/16—10/6/16
$ in millions	As of June 30, 2016	Cash Receipts (1)	Cash Distributions	Claim Assignments (2)	Other (3)	As of October 6, 2016
Due From Non-Controlled
Debtors:
Lehman Brothers Holdings Inc.	$18,987	$(1,336)	$—	$3,877	$(3,189)	$18,339
Lehman Commercial Paper Inc.	136	(0)	—	—	(0)	136
Lehman Brothers Special Financing Inc.	1,204	(40)	—	(429)	(21)	714
Other Debtors	368	(21)	—	(66)	2	282

Subtotal Debtors	20,694	(1,398)	—	3,382	(3,208)	19,470

Debtor-Controlled	1,157	(45)	—	1,002	(13)	2,101

Total	$21,851	$(1,442)	$—	$4,384	$(3,221)	$21,571

Due To Non-Controlled (4)
Debtors:
Lehman Brothers Holdings Inc.	$39,403	$—	$(821)	$(3)	$16	$38,595
Lehman Commercial Paper Inc.	649	—	(29)	—	(6)	615
Lehman Brothers Special Financing Inc.	974	—	(8)	—	(0)	966
Other Debtors	91	—	(0)	(5)	(6)	80

Subtotal Debtors	41,117	—	(858)	(8)	4	40,255

Debtor-Controlled	466	—	—	(379)	0	87

Total	$41,583	$—	$(858)	$(387)	$4	$40,343

(1)	Between July 1, 2016 and October 6, 2016, the Company collected approximately $1,442 million from:

$ in millions	LBHI	LBSF	LCPI	Other Debtors	Debtor- Controlled Entities	Total
Lehman Brothers Bankhaus A.G. (“Bankhaus”) (i)	$794	$—	$0	$16	$—	$809
Lehman Brothers Asia Holding Ltd	169	—	—	—	—	169
Lehman Brothers Finance S.A.	130	—	—	—	—	130
Lehman Brothers Commercial Corp. Asia Ltd	28	—	—	2	37	67
Lehman Brothers Treasury Co. B.V. (“LBT”) (ii)	47	14	—	2	—	63
Lehman Brothers Australia Ltd	47	—	—	—	—	47
Lehman Brothers (Luxembourg) S.A.	43	—	—	—	—	43
LB Investments PTE Ltd	32	—	—	—	—	32
LB RE Financing No.3 Limited	—	26	—	—	—	26
Lehman Commercial Mortgage Conduit Ltd	21	—	—	—	—	21
Other	25	—	0	2	8	34

	$1,336	$40	$0	$21	$45	$1,442

(i)	Receipts at LBHI primarily relate to direct claims against Bankhaus that were previously assigned to LBHI as a result of the Bankhaus Creditors’ Settlement (refer to Note 8(c) – Settlements with Non-Controlled Affiliates for further information).

(ii)	Pursuant to agreements with LBT, LBSF and LBCS, LBHI deducted and withheld approximately $56 million from its eleventh Plan Distribution (“Withheld Distributions”) due from LBHI to LBT to offset amounts due to LBHI, LBSF and LBCS from LBT. The Withheld Distributions were then distributed to LBSF, LBCS and LBHI for inclusion in their respective eleventh Plan Distributions.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

(2)	Primarily includes the:

(i)	assignment from LBAH to LBHI of LBAH’s claims against various Non-Controlled Affiliates ($4.4 billion, net of distributions; see table below for detail of claims by legal entity) and Debtor-Controlled Entities ($385 million, net of distributions) in consideration for LBHI’s receivables from LBAH, per the LBAH Master Deed of Assignment. As a result, LBHI recorded debt forgiveness of $3.1 billion (reflected in “Other”) and no longer has a receivable from LBAH. The assigned claims were recorded gross, net of distributions collected;

Claim Assignments from LBAH to LBHI:

$ in millions	Gross Amount	Distributions at Assignment	Net Amount
Lehman Brothers Japan Inc	$2,876	$(2,470)	$406
Sunrise Finance Co., Ltd	2,208	(1,130)	1,078
Lehman Brothers Commercial Corporation Asia Ltd	1,766	(1,022)	743
Lehman Brothers Holdings Japan Inc	1,718	(792)	927
Lehman Brothers Asia Pacific (Singapore) Pte Ltd	685	(121)	564
Lehman Brothers Asia Capital Company	402	(82)	320
Lehman Brothers Real Estate Australia Commercial Pty Ltd	165	—	165
Other	490	(290)	201

	$10,310	$(5,907)	$4,403

(ii)	contribution from LBHI to LPTSI of LBHI’s claims against Lehman Brothers Commercial Corp. Asia Ltd (“LBCCA”) of $2.3 billion, net of $1.3 billion of distributions, as a result of a corporate restructure; and

(iii)	assignment from LBSF to LBHI of LBSF’s claims against LB RE Financing No. 3 Limited of $421 million, net of distributions, in exchange for incremental value received by LBSF as a result of LBHI’s withdrawal of its claim against FIN3. LBHI received this claim, which had not been allowed by FIN3, from Bankhaus.

(3)	“Due From Non-Controlled” balances are recorded in the local currency of the Non-Controlled Affiliate and as a result, balances fluctuate due to changes in foreign exchange rates. Other includes the impact of movements in foreign exchange rates of approximately $118 million.

(4)	“Due to Non-Controlled” balances are reflected in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

The following table presents a summary of Due from/to Non-Controlled Affiliates for Debtors as of October 6, 2016:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Europe
Lehman Brothers Treasury Co B.V. (1)	$2,195	$(23,269)	$685	$—	$—	$—	$108	$—	$2,988	$(23,269)
Lehman Brothers Finance S.A.	8,656	(699)	—	—	—	—	—	—	8,656	(699)
Lehman Brothers Bankhaus A.G.	418	(32)	—	(109)	—	(90)	9	—	427	(230)
LB UK RE Holdings Limited	610	—	—	—	—	—	—	—	610	—
Lehman Brothers (Luxembourg) S.A.	324	—	—	—	—	—	—	—	324	—
Thayer Properties Limited	182	—	—	—	—	(0)	—	—	182	(0)
LB (PTG) Ltd	139	—	—	—	0	—	(0)	—	139	—
LB Lease & Finance No.1 Ltd	—	—	—	—	—	—	—	—	—	—
LB (Luxembourg) Equity Finance S.A	53	(57)	—	—	—	—	—	—	53	(57)
Longmeade Limited	8	—	—	—	—	(57)	—	—	8	(57)
LB RE Financing No.2 Limited (2)	0	(4,574)	—	—	—	—	—	—	0	(4,574)
Lehman Brothers Limited	29	(245)	—	(2)	—	(1)	—	(0)	29	(249)
Lehman Brothers International (Europe) (3)	0	(759)	—	(550)	—	—	—	—	0	(1,309)
LB Luxembourg Investments Sarl	0	(434)	—	—	—	—	—	—	0	(434)
Eldon Street Holdings Limited	—	(433)	—	—	—	(0)	—	—	—	(433)
LB RE Financing No.3 Limited	421	—	—	—	—	—	—	—	421	—
LB Holdings Intermediate 2 Ltd	—	(208)	—	—	—	—	—	—	—	(208)
Wood Street Investments Ltd	—	(186)	—	—	—	—	—	—	—	(186)
Storm Funding Ltd	—	(101)	—	(3)	—	(42)	—	0	—	(146)
Asia
Sunrise Finance Co. Ltd	1,090	(19)	—	(14)	—	(0)	—	(0)	1,090	(33)
LB Commercial Corp. Asia Limited	773	—	—	—	—	(1)	—	(54)	773	(55)
Lehman Brothers Holdings Japan Inc.	925	(32)	—	—	—	—	—	—	925	(32)
LB Asia Pacific (Singapore) PTE	925	—	—	—	—	—	—	—	925	—
Lehman Brothers Japan Inc.	410	(78)	—	(131)	—	—	17	—	427	(209)
LB Asia Capital Company	344	—	29	—	133	—	148	—	655	—
LB Investments PTE Ltd	271	(1)	—	(3)	—	—	—	(0)	271	(5)
LB Securities Asia Limited	13	(5)	—	—	—	—	—	—	13	(5)
Other
Claims held by third parties (4)	—	(7,267)	—	(83)	—	(398)	—	(1)	—	(7,750)
Other	552	(193)	0	(71)	2	(26)	—	(24)	554	(314)

Total	18,339	$(38,595)	$714	$(966)	$136	$(615)	$282	$(80)	$19,470	$(40,255)

(1)	LBT is included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in LBT.

(2)	Distributions from LBHI to LB RE Financing No.2 Limited (“FIN2”) are subsequently remitted from FIN2 to LB RE Financing No. 1 Limited (“FIN1”); FIN1 then pays these monies to LBHI to satisfy its obligations.

(3)	LBHI owns allowed claims against LBIE in the aggregate face amount of £353 million.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(4)	“Claims held by third parties” represent claims, net of distributions, originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, that are currently held by third parties, including:

($ in millions)
Orignal creditor	LBHI	LBSF	LCPI	Total
Lehman Brothers Bankhaus A.G.	$(5,005)	$—	$(232)	$(5,237)
Lehman Brothers Securities NV	(518)	(46)	—	(564)
Storm Funding Ltd	(594)	—	—	(594)
LB Asia Capital Company	(418)	—	—	(418)
Lehman Re Limited	(291)	(16)	(112)	(418)
LB Securities Asia Limited	(134)	—	—	(134)
Lehman Brothers Asia Limited	(128)	—	—	(128)
Lehman Brothers Futures Asia Limited	(61)	—	—	(61)
Lehman Brothers Asia holdings Limited	—	(22)	(52)	(74)
Other	(119)	—	(2)	(121)

Total Claims held by third parties	$(7,267)	$(83)	$(398)	$(7,749)

The following table presents, on an aggregate basis for Debtors and Debtor-Controlled Entities, admitted claims, receivables, and collections to date from Non-Controlled Affiliates:

$ in millions	Local Currency	Admitted Claims in Local Currency	Collections To Date in Local Currency (5)	Admitted and Unsettled Filed Claims in USD	Collections To Date in USD (5)	Net Receivables in USD
Europe
Lehman Brothers Finance S.A.	CHF	9,582	(1,107)	$9,785	$(1,128)	$8,656
Lehman Brothers Treasury Co B.V.	USD	4,342	(1,434)	4,342	(1,434)	2,907
Lehman Brothers Treasury Co B.V. (1)	Various	—	—	113	(32)	81
Lehman Brothers Bankhaus A.G.	EUR	203	(180)	226	(217)	9
Lehman Brothers Bankhaus A.G. - Assigned (2)	EUR	9,383	(9,008)	10,454	(10,036)	418
LB UK RE Holdings Limited	GBP	1,188	(700)	1,498	(882)	616
Lehman Brothers (Luxembourg) S.A.	EUR	759	(468)	846	(522)	324
LB Holdings Intermediate 2 Ltd (3) (4)	—	—	—	826	—	826
Lehman Brothers International (Europe)	GBP	359	359	454	(454)	—
LB RE Financing No.3 Limited	GBP	353	(19)	445	(24)	421
LB Commercial Mortgage Conduit Ltd	GBP	240	(206)	303	(259)	43
Thayer Properties Limited	GBP	172	(28)	216	(35)	182
LB (PTG) Ltd	GBP	170	(60)	214	(76)	139
Lehman Brothers Holdings Plc	GBP	160	(8)	202	(13)	189
LB (Luxembourg) Equity Finance S.A	EUR	96	(48)	107	(53)	53
Longmeade Limited	GBP	43	(17)	54	(21)	33
Asia
Sunrise Finance Co. Ltd	JPY	233,672	(119,679)	2,244	(1,149)	1,095
Lehman Brothers Holdings Japan Inc.	JPY	178,617	(82,289)	1,715	(790)	925
LB Asia Capital Company	HKD	6,398	(1,312)	825	(169)	656
LB Asia Pacific (Singapore) PTE (4)	USD	366	—	366	—	366
LB Asia Pacific (Singapore) PTE (4)	SGD	931	(164)	678	(119)	559
LB Commercial Corp. Asia Limited	HKD	32,615	(19,103)	4,204	(2,462)	1,742
LB Investments PTE Ltd (4)	USD	456	(231)	456	(231)	225
LB Investments PTE Ltd (4)	SGD	130	(66)	95	(48)	46
LB Securities Asia Limited	HKD	2,126	(2,022)	274	(261)	13
Lehman Brothers Japan Inc.	JPY	316,163	(271,542)	3,036	(2,607)	428
GKI Development Inc.	KRW	103,363	(90,393)	93	(81)	12
Lehman Brothers Australia Ltd	AUD	111	(63)	84	(48)	36
Sail Investor PTE Ltd	USD	63	(60)	63	(60)	3
Other (6)				11,606	(11,038)	568

Total				$55,823	$(34,252)	$21,571

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(1)	Represents claims against LBT that were admitted in eight different currencies.

(2)	Includes gross claims against Lehman Brothers Bankhaus A.G. of € 9.314 billion that were assigned as a result of the Harmonizing Resolution (refer to Note 8(c) – Settlements with Non-Controlled Affiliates for further information), net of €7.823 billion of distributions received by owners of the claims prior to the assignment of the claims to LBHI.

(3)	“Admitted and Unsettled Filed Claims in USD” includes the unsettled historical receivable balances for filed claims which have not yet been admitted.

(4)	Includes allowed claims that are deemed subordinated against LB Asia Pacific (Singapore) PTE of $366 million and LB Investments PTE Ltd of $6 million. A filed subordinated claim by LB Holdings Scottish LP 3 of $6.139 billion against LB Holdings Intermediate 2 Ltd is fully reserved in the Balance Sheets.

(5)	“Collections to Date in Local Currency” and “Collections to Date in USD” include distributions received on the claims prior to the assignments of the claims to LBHI and Debtor-Controlled Entities.

(6)	LB Lease & Finance No.1 Ltd made a final distribution, which included a distribution in kind of a £22.8 million claim against Lehman Brothers Limited that is included in “Other”.

(7)	Other claims against Lehman Brothers Finance S.A., Bankhaus, LBT and LBIE, acquired through settlements with third parties are included in Affiliate Claims receivables in the Balance Sheets (refer to Note 6 – Receivables from Controlled Affiliates and Other Assets for additional information).

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(c) Settlements with Non-Controlled Affiliates

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its senior claim of GBP 38 million (“Senior Claim”), subordinated claims of GBP 1.25 billion (“Sub Debt”), and a portion of the economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of various outstanding legal issues currently in litigation.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to GBP 650 million;

(b)	then 70% to the Funds and 30% to LBHI2 up to GBP 1.3 billion (plus interest);

(c)	then 50% to the Funds and 50% to LBHI2 up to GBP 2.2 billion (plus interest); and

(d)	25% to the Funds and 75% to LBHI2 over GBP 2.2 billion (plus interest).

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Lux Finance and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	Luxembourg Finance Sarl (“Lux Finance”) and LB Scottish Holdings LP3 (“SLP3”) have receivables from LBHI2 of $749 million (including $19 million of accrued interest) and $77 million (consisting of exclusively accrued interest), respectively. Accrued interest was computed through the date LBHI2 entered administration.

•	As recoveries on these receivables are contingent on the resolution of a number of complex legal disputes surrounding distributions from LBIE, the Company has not recorded an estimate of future recoveries on the subordinated receivables from LBHI2 of $6.139 billion (“SLP3 Sub Rec”), nor any additional accrued interest that may accrue subsequent to LBHI2’s administration date at Lux Finance and/or SLP3. The Company has reserved in full for the SLP3 Sub Rec.

•	LB UK Holdings Delaware is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(c) Settlements with Non-Controlled Affiliates (continued)

Bankhaus Creditors’ Settlement

On November 25, 2014, at the Bankhaus General Creditors Assembly Meeting, 99.5% of the Bankhaus creditors agreed to the “Harmonizing Resolution”, as follows:

Pursuant to bilateral agreements with LBHI, various Bankhaus creditors consented to, among other things, the resolution of the conflicting insolvency law issues, in particular section 44a of the German Insolvency Code, regarding the treatment of allowed claims in the Bankhaus insolvency proceedings and agreed to assign to LBHI their direct claims against Bankhaus after their claims have been satisfied in full through the combination of distributions from Bankhaus on their direct claims and distributions from LBHI on their guarantee claims. LBHI agreed on the allowance of counterparties’ guarantees against LBHI.

As of October 6, 2016, LBHI has (1) satisfied guarantee claims allowed against LBHI with a face value of $10.3 billion, and (2) been assigned direct claims against Bankhaus that correspond to the satisfied guarantee claims with a face value of €9.3 billion. In addition, €142 million of unsecured claims against Bankhaus have been assigned to LBHI pursuant to purchase agreements with third parties.

In addition, LBHI purchased the remaining 0.5% of non-participating creditor claims.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 9 – Payables to Debtors and Debtor-Controlled Entities and Other Liabilities

Payables to Debtors and Debtor-Controlled Entities and Other Liabilities includes: (i) $2.5 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding assets reflected in Receivables from Debtors and Debtor-Controlled Entities and Other Assets and (ii) $414 million of other liabilities.

The following table summarizes the main components of Payables to Debtors and Debtor-Controlled Entities and Other Liabilities as of October 6, 2016:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Encumbered Financial Inventory (1)	$13	$—	$—	$—	$13	$462	$475
Secured Notes (2)	1,222	140	10	—	1,372	—	1,372
Fundings and other activites (3)	240	241	13	39	533	143	677

Payables to Controlled Affiliates	1,475	381	23	39	1,918	605	2,523

Distributions on Allowed Claims (not remitted)	85	0	0	—	86	—	86
Misdirected wires	55	—	—	—	55	—	55
LBHI2 Loan (4)	104	—	—	—	104	—	104
Other	58	12	0	1	71	98	169

Total Other Liabilities	303	12	0	1	316	98	414

Total Payables to Controlled Affiliates and other liabilities	$1,778	$393	$24	$40	$2,234	$703	$2,937

Refer to Note 6 - Receivables from Debtors and Debtor-Controlled Entities and Other Assets for footnote 1 through 3 explanations.

(4)	Represents a loan from LBHI2 to LBHI of £82.6 million, collateralized by LBHI’s claims against LBIE, the proceeds of which were received in September 2016.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 10 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of October 6, 2016, the Company has recorded an estimate of $140 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities. The estimated Taxes Payable decreased $135 million as compared to June 30, 2016, including estimated adjustments to both payables and receivables for Debtors and Debtor-Controlled Entities, as a result of:

(i)	federal, state and international audit progression,

(ii)	the receipt of a $335 million income tax refund on September 15, 2016 related to the 1997-2010 Internal Revenue Service (the “IRS”) audit periods (an estimate of this refund was reflected in estimated Taxes Payable in the Balance Sheets as of June 30, 2016),

(iii)	the expungement of the IRS proof of claim, and

(iv)	the reclassification of all settled amounts to the “due from” or “due to” Affiliates accounts.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and Debtor-Controlled Entities and subject to set-off or recoupment.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 11 – Liabilities Subject to Compromise

The table below presents the Company’s estimates of claim values as of October 6, 2016 by claim category, and the changes in estimates since the previously filed Quarterly Financial Report as of June 30, 2016:

($ billions)		Period Ending October 6, 2016			October 6, 2016 Claims Balance
Claim Category	June 30, 2016 Claims Balance	Allowed Claims	Change in Estimated Active Claims	October 6, 2016 Claims Balance	LBHI	LCPI	LBSF	Other Debtors
Direct Claims:
Debt	$99.2	$—	$—	$99.2	$98.5	$—	$—	$0.7
Derivatives	24.1	0.1	(0.2)	24.1	0.0	0.0	21.6	2.4
Other	13.6	0.0	(0.2)	13.4	6.3	6.7	0.1	0.4

Total Direct Claims	136.9	0.2	(0.3)	136.8	104.8	6.8	21.7	3.5

Affiliate Claims Direct	108.5	0.0	(0.2)	108.3	58.8	23.1	21.0	5.4
Affiliate Guarantee Claims	12.7	—	0.0	12.7	12.7	—	—	—
Third Party Guarantee Claims (1)	69.2	(0.6)	(0.1)	68.5	68.5	—	—	—

Total Liabilities Subject to Compromise	327.3	(0.3)	(0.6)	326.3	244.9	29.9	42.7	8.9

Taxes Payable	0.2	—	(0.1)	0.1	0.1	0.0	—	0.0
Secured Claims Payable to Third parties	2.0	—	(0.0)	2.0	2.0	—	—	—

Total Claims	$329.5	$(0.3)	$(0.7)	$328.5	$247.0	$29.9	$42.7	$8.9

Allowed Claims	320.7	(0.3)	—	320.3	240.5	29.9	41.6	8.3
Estimated Unresolved Claims to be Allowed	8.8	—	(0.7)	8.1	6.5	0.0	1.1	0.6

Total Claims	$329.5	$(0.3)	$(0.7)	$328.5	$247.0	$29.9	$42.7	$8.9

Less : Claims Distributions and other reductions (2) (3)				(137.8)	(88.4)	(24.0)	(17.9)	(7.5)
Post Petition Interest paid (3)				(0.2)	—	—	—	(0.2)

Net Claim Liability at October 6, 2016				$190.4	$158.6	$5.8	$24.8	$1.2

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

(1)	Reduction in Third Party Guarantee Claims primarily related to settlement agreements with certain creditors. As a result of the settlement agreements, claims previously allowed at approximately $770 million were expunged during the period ending October 6, 2016.

(2)	Claim Distributions and other reductions include (i) distributions on allowed claims, (ii) reductions of the liabilities related to certain satisfied claims, (iii) the assignment of claims to their respective parents, and (iv) certain netting agreements between Debtors and Non-Controlled Affiliates.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 11 – Liabilities Subject to Compromise (continued)

(3)	Claims Distributions and other reductions and Post-Petition Interest paid include:

($ in billions)	Total Debtors	LBHI	LCPI	LBSF	Other Debtors

Claims Distributions and Post Petition Interest paid	$113.6	$74.2	$18.8	$14.0	$6.6
Other Reductions
Intercompany Funding Adjustments	7.8	—	4.1	2.9	0.8
Plan Adjustments	(0.6)	(2.7)	1.0	0.8	0.3
Assignment of Claims (a)	5.6	5.5	0.1	—	—
Third Party Guarantees Satisfied (b)	10.3	10.3	—	—	—
Freddie Mac Settlement	1.1	1.1	—	—	—
Convenience Claims and other	0.4	0.1	—	0.1	0.2

Total Claims Distributions and other reductions and Post Petition Interest paid	$138.1	$88.4	$24.0	$17.9	$7.8

(a)	Claims assigned by Non-Controlled Affiliates (primarily LBSN of $3.2 billion and LB UK Financing Limited of $2.1 billion), net of distributions, to LBHI in connection with settlement agreements with Non-Controlled Affiliates.

(b)	Allowed Guarantee claims (primarily Bankhaus $7.4 billion, LBCS $1.5 billion, LBF $0.4 billion, LOTC $0.2 billion and LBCC $0.2 billion), net of distributions, deemed satisfied as a result of distributions to creditors from the combination of the primary obligor and LBHI as the guarantor.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 11 – Liabilities Subject to Compromise (continued)

As of October 6, 2016, Liabilities Subject to Compromise were estimated at approximately $188.2 billion, net of distributions and other reductions.

Through October 6, 2016, the Debtors have allowed approximately $320.3 billion in claims, and have remaining approximately $49.3 billion of unresolved filed claims, which are estimated to be allowed at $8.1 billion (including $546 million of post-petition interest recorded at certain Debtors). The Estimated Unresolved Claims to be Allowed decreased $0.7 billion as compared to June 30, 2016.

On June 30, 2015, the Bankruptcy Court extended the period within which the Plan Administrator may file objections to or motions to estimate the remaining asserted claims for an additional eighteen months to March 6, 2017.

Unliquidated Claims

There are two significant unliquidated claims against BNC (Claim No. 31036 and 33107) which, if liquidated and allowed, would have a material impact on the recoveries to BNC claimants and would result in creditors receiving significantly less than a 100% recovery on their claims.

Distributions Pursuant to Plan

Eleventh Plan Distribution

On October 6, 2016, the Debtors made their eleventh Plan Distribution to creditors. The Company distributed to creditors approximately $3.8 billion, of which approximately $3.1 billion was distributed on account of claims owned or formerly owned by third party creditors. The $3.1 billion includes approximately $162 million of distributions to LBHI on account of claims against LBHI, which were previously owned by third party creditors, but held by LBHI on the D11 record date.

Distributions through October 6, 2016

Through D11, the Debtors have made distributions to creditors totaling $113.6 billion, of which $83.6 billion were payments on account of claims owned or formerly owned by third party creditors.

Post-Petition Interest

In accordance with section 8.13(c) of the Plan, to the extent that any Debtor has Available Cash, as defined in section 1.5 of the Plan, after all Allowed Claims against that Debtor have been satisfied in full, each holder of each such Allowed Claim entitled to receive post-petition interest shall receive post-petition interest on the Allowed amount of such Claim.

As of October 6, 2016, LOTC has recorded an estimate of approximately $17 million for post-petition interest, net of (i) distributions to LBHI of approximately $155 million on claims that were purchased by LBHI from third party creditors for post-petition interest, and (ii) $12 million for Plan Adjustments. The $17 million excludes estimates for post-petition interest on affiliate claims and claims assigned to LBHI through the Lehman Brothers Finance S.A. (“LBF”) Settlement in March 2013 (refer to the December 31, 2013 Balance Sheets, Docket No. 43916, for additional information). LOTC has not recorded an estimate for post-petition interest payable to Debtor-Controlled Entities, as substantially all remaining cash at LOTC (after all Allowed Claims have been satisfied in full) will flow to LBHI in the form of payment on post-petition interest and/or an equity distribution.

LBCC has recorded an estimate of $299 million for post-petition interest for both third party and affiliate claims (after all Allowed Claims have been satisfied in full). This amount is based on the Post-D11 Cash Flow Estimates and includes amounts that will be paid related to Plan Adjustments.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 12 – Legal Proceedings

The Company is involved in a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact of such proceedings and the impact that any potential recoveries or liabilities may have upon the Balance Sheets. As more information becomes available, the Company may record revisions, which may be material, in future Balance Sheets.

Affirmative litigations:

Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure

JP Morgan Chase Bank N.A. (“Deficiency Objection”)	LBHI	May 2010	Bankruptcy Court	08-13555 (SCC)	(a)

U.S. Department of Justice / Internal Revenue Service (“Stock Loan”)	LBHI	July 2015	Bankruptcy Court	15-2152 (SCC)	(b)

Merrill Lynch Capital Services	LBSF	June 2014	Bankruptcy Court	14-020030 (SCC)	(c)

Republic of Italy	LBDP	September 2009	Civil Court of Rome	Not applicable	(d)

Mortgage Sellers	LBHI	Various	Various	Various	(e)

Federal Home Loan Bank of Cincinnati (“FHLB Cin”)	LBSF	April 2013	Bankruptcy Court	13-01330 (SCC)	(f)

Bank of America National Association et al. (“SPV Avoidance Actions”)	LBSF	September 2010	Bankruptcy Court	10-03547 (SCC)	March 31, 2016 Balance Sheets - Docket No. 53409

Federal Home Loan Bank of New York	LBSF	May 2015	Bankruptcy Court	15-01110 (SCC)	June 30, 2015 Balance Sheets - Docket No. 50983

Citibank N.A. (“Citigroup litigation”)	LBHI	June 2014	Bankruptcy Court	12-010044 (SCC)	June 30, 2014 Balance Sheets - Docket No. 46422

Credit Suisse Group AG	LBHI, LBSF LBCS, LBCC	November 2013	Bankruptcy Court	13-01676 (SCC)	September 30, 2013 Balance Sheets - Docket No. 42236

Ballyrock ABS CDO 2007-1 Limited Wells Fargo Bank N.A. (“Ballyrock litigation”)	LBSF	February 2009	Bankruptcy Court	09-01032 (SCC)	March 31, 2012 Balance Sheets - Docket No. 29731

Other litigations:
Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure

Lehman Brothers International (Europe) (in administration) (“LBIE Waterfall Applications”)	LBHI	Not applicable	Not applicable	Not applicable	(g)

RMBS Trustee	LBHI SASCO	September 2009	Bankruptcy Court	08-13555 (SCC)	March 31, 2016 Balance Sheets - Docket No. 53409

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 12 – Legal Proceedings (continued)

(a)	LBHI v. JP Morgan Chase Bank N.A. (“JP Morgan”)

As previously reported, on October 19, 2011, LBHI filed an objection to JPMorgan’s proof of claim against LBI and LBHI, as guarantor, related to purported losses it incurred in connection with its clearing activities for LBI. LBHI seeks to reduce those claims based upon JPMorgan’s allegedly commercially unreasonable liquidation of thousands of LBI securities held as collateral, including self-dealing, which allowed JPMorgan to generate hundreds of millions of dollars in profits that otherwise would have reduced the claim. This matter is now in the fact deposition phase of discovery.

Refer to the filed Balance Sheets as of March 31, 2016 for previous disclosure.

(b)	Federal Tax Litigation - Stock Loan

On May 16, 2016, LBHI and the United States reached a final settlement on Stock Loan, resolving years 1999-2004. The Second Circuit case, which commenced on July 7, 2015, was withdrawn without prejudice due to the settlement.

Refer to the filed Balance Sheets as of March 31, 2016 for previous disclosure.

(c)	Merrill Lynch Capital Services (“MLCS”)

On June 12, 2014, LBSF commenced an adversary action against MLCS to recover approximately $21 million related to two interest rate swaps contracts. In November 2016, LBSF and MLCS entered into a settlement agreement and the action was dismissed with prejudice.

Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosures.

(d)	Republic of Italy

On September 26, 2009, LBDP filed an action in the Civil Court of Rome against the Republic of Italy (the “Republic”) to recover amounts owed in connection with the termination of derivatives contracts entered into with the Republic in May 2005. By decision of March 16, 2012, the Civil Court of Rome ruled against LBDP and in favor of the Republic. LBDP appealed the decision on April 16, 2012. The briefing on the appeal concluded on July 25, 2016 and the parties are awaiting the appellate court’s ruling.

Refer to the filed Balance Sheets as of September 30, 2012 for previous disclosures.

(e)	Mortgage Sellers

As disclosed in previous Balance Sheets, on May 29, 2014, the Company filed a motion to establish alternative dispute resolution (“ADR”) procedures for indemnification claims against mortgage sellers (“Mortgage Sellers”) related to the settlements of claims litigation with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. The ADR procedures provide that the Company and each Mortgage Seller participate in good faith and comply with the proposed ADR procedures in which each party will be required to respond to proposed settlements, engage in settlement discussions, participate in any mediation in good faith, and other procedures. Thereafter, LBHI has aggressively pursued its indemnification rights both through ADR and in litigation, including the February 3, 2016 filing of an omnibus adversary case against approximately 140 Mortgage Sellers.

On November 1, 2016, a Case Management Order (“CMO”) was filed in the omnibus adversary action. Separate actions have since been filed against 113 Mortgage Sellers in accordance with the CMO. These additional separate actions do not increase the amount of the damages sought by the Plan Administrator in the original omnibus adversary case.

(f)	Federal Home Loan Bank of Cincinnati (“FHLB Cin”)

On December 12, 2016, the parties agreed to settle LBSF’s case against FHLB Cin. The terms of the settlement are confidential.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 12 – Legal Proceedings (continued)

(g)	LBIE Waterfall Applications

(i)	LBIE Sub-Debt Waterfall I Application

On October 17-20, 2016, the UK Supreme Court heard appeals brought by LBHI, LBHI2, Lehman Brothers Ltd. (“LBL”) and certain cross-appeals brought by LBIE in respect of the Waterfall I litigation. The Supreme Court reserved judgment at the conclusion of the hearing. A judgment is expected in the first half of 2017.

(ii)	LBIE Waterfall II Application

The UK Court of Appeals will hear the appeals of Waterfall II (A) & (B) in April 2017. The UK High Court rendered its decision on Waterfall II (C), dealing with questions concerning the interpretation of the ISDA Master Agreements, in October 2016. It is expected that parties will appeal this ruling; such appeal will likely be heard in 2017 or early 2018.

(iii)	LBIE Waterfall III Application

On April 25, 2016, LBIE filed an application to the UK High Court for directions to determine various issues concerning any potential contributory liability of LBIE’s members and other affiliate issues. Parties to Waterfall III are LBIE, LBHI2, LBL, Lehman Brothers Europe Ltd. (“LBEL”) and Lehman Brothers Holdings Plc (“LBH”). The trial for Waterfall III is scheduled to begin in January 2017.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Note 13 – Currency Translation

The Company’s general ledger systems automatically translate assets and liabilities recorded in non-U.S. dollar functional currencies using exchange rates as of the date of the Balance Sheets. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are reflected in Stockholders’ Equity.

Note 14 – Financial Systems and Control Environment

Procedures, controls and resources used to create the Balance Sheets were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified. Consequently, the Company may record adjustments, which may be material, in future Balance Sheets.

Note 15 – Subsequent Event

On February 1, 2017, the Plan Administrator filed a motion with the Bankruptcy Court (Docket No. 54683) for approval of a settlement agreement among LBHI, certain Controlled Entities, and JPMorgan (the “JPM Settlement Agreement”), which resolves the last of LBHI’s disputes with JPMorgan. The JPM Settlement Agreement provides for, among other terms, the net cash payment of $797.5 million from JPMorgan to LBHI for the benefit of LBHI and its subsidiaries, the withdrawal of LBHI’s objections to certain claims related to JPMorgan’s application of proceeds from the disposition by JPMorgan of certain collateral held against intraday credit and securities lending transactions for LBI, and the final resolution of other matters (refer to Note 13 – Legal Proceedings for previous disclosure, or Docket No. 54683 for information on the JPM Settlement Agreement).

Quarterly Financial Report as of October 6, 2016 (Unaudited)

III. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 6, 2016

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	Other Debtors (2)	Total Debtor Entities (1)	Total Debtor- Controlled Entities (3)	Total Company

Assets
Cash and short-term investments	$109	$17	$0	$3	$4	$87	$169	$7	$—	$11	$407	$244	$651
Cash and short-term investments pledged or restricted	3,424	871	101	60	0	0	0	2	—	17	4,476	29	4,505

Financial instruments and other inventory positions:
Commercial Real Estate	34	—	—	—	—	—	—	108	—	1	142	71	214
Loans and Residential Real Estate	56	—	—	—	—	—	—	33	—	—	89	31	121
Principal investments	0	—	—	—	—	—	—	3	—	—	3	961	964
Derivative Receivables and Related Assets	—	133	—	—	0	—	—	—	—	—	133	1	133

Total Financial instruments and other inventory positions	90	133	—	—	0	—	—	144	—	1	367	1,064	1,432

Receivables from Debtors and Debtor-Controlled Entities and other assets	600	363	35	262	547	153	—	473	0	20	2,452	545	2,997

Investments in Affiliates	(26,378)	266	—	—	—	—	—	788	—	(402)	(25,726)	(21,864)	(47,590)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	27,595	486	311	21	0	8	0	4,740	0	243	33,403	3,979	37,382
Non-Controlled Affiliates	18,339	714	113	169	—	—	—	136	—	—	19,470	2,101	21,571

Total Due from Affiliates	45,934	1,200	424	190	0	8	0	4,876	0	243	52,874	6,080	58,953

Total Assets	$23,780	$2,849	$560	$515	$551	$248	$169	$6,291	$0	$(111)	$34,851	$(13,902)	$20,948

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$1,778	$24	$—	$1	$29	$—	$1	$393	$—	$8	$2,234	$703	$2,937

Due to Affiliates:
Debtor-Controlled Entities	—	—	—	—	—	—	—	0	—	—	0	11,791	11,791
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	87	87

Total Due to Affiliates	—	—	—	—	—	—	—	0	—	—	0	11,878	11,878

Secured Claims Payable to Third Parties	2,008	—	—	—	—	—	—	—	—	—	2,008	—	2,008
Taxes Payable	127	—	1	0	—	—	0	10	—	—	138	2	140
Liabilities Subject to Compromise	156,508	24,781	293	326	19	0	1	5,807	171	341	188,247	0	188,247

Total Liabilities	160,421	24,804	294	327	48	0	1	6,210	171	350	192,627	12,583	205,210

Stockholders’ Equity	(136,641)	(21,955)	265	188	502	248	167	81	(171)	(460)	(157,776)	(26,486)	(184,262)

Total Liabilities and Stockholders’ Equity	$23,780	$2,849	$560	$515	$551	$248	$169	$6,291	$0	$(111)	$34,851	$(13,902)	$20,948

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)	Certain Other Debtor’s Balance Sheets are presented on page 34.
(3)	Certain Debtor-Controlled Entities’ Balance Sheets are presented on page 35.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 6, 2016 (Certain Other Debtors)

(Unaudited)

($ in millions)	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	BNC Mortgage LLC 09-10137	PAMI Statler Arms LLC (2) 08-13664	MERIT LLC 09-17331	Other Debtors (1)
Assets
Cash and short-term investments	$0	$0	$—	$(0)	$11	$—	$0	$11
Cash and short-term investments pledged or restricted	12	—	2	0	3	—	(0)	17

Financial instruments and other inventory positions:
Commercial Real Estate	—	—	—	1	—	—	—	1
Loans and Residential Real Estate	—	—	—	—	—	—	—	—
Principal investments	—	—	—	—	—	—	—	—
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—

Total Financial instruments and other inventory positions	—	—	—	1	—	—	—	1

Receivables from Debtors and Debtor-Controlled Entities and other assets	0	—	—	3	—	—	17	20

Investments in Affiliates	—	—	(402)	—	—	—	—	(402)

Due from Affiliates:
Debtors and Debtor-Controlled Entities	141	—	74	—	1	—	27	243
Non-Controlled Affiliates	—	—	—	—	—	—	—	0

Total Due from Affiliates	141	—	74	—	1	—	27	243

Total Assets	$153	$0	$(327)	$3	$15	$—	$44	$(111)

Liabilities and Stockholders’ Equity
Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$3	$0	$2	$0	$3	$—	$—	$8

Due to Affiliates:
Debtor-Controlled Entities	—	—	—	—	—	—	—	—
Non-Controlled Affiliates	—	—	—	—	—	—	—	—

Total Due to Affiliates	—	—	—	—	—	—	—	—

Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—
Taxes Payable	—	—	—	—	—	—	—	—
Liabilities Subject to Compromise	121	—	—	2	4	—	215	341

Total Liabilities	123	0	2	2	7	—	215	350

Stockholders’ Equity	30	0	(329)	1	8	—	(171)	(460)

Total Liabilities and Stockholders’ Equity	$153	$0	$(327)	$3	$15	$—	$44	$(111)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1) Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of October 6, 2016 (Debtor-Controlled Entities)

(Unaudited)

($ in millions)	Lehman ALI Inc. (2)	Property Asset Management Inc. (3)	LB I Group Inc. (3)	Lehman Brothers Bancorp Inc. (3)	PAMI Holdings LLC	314 Common- wealth Ave Inc. (3)	LB U.K. Holdings (Delaware) Inc.	PAMI ALI LLC	Lux Finance Sarl	Other Debtor- Controlled Entities	Debtor - Controlled Group Elims (1)	Total Debtor- Controlled Entities
Assets
Cash and short-term investments	$14	$2	$12	$82	$23	$0	$0	$1	$1	$109	$—	$244
Cash and short-term investments pledged or restricted	0	3	4	2	—	—	—	0	—	20	—	29

Financial instruments and other inventory positions:
Commercial Real Estate	(8)	23	—	—	44	(0)	(0)	11	—	2	—	71
Loans and Residential Real Estate	20	0	1	0	—	—	—	—	—	11	—	31
Principal investments	0	—	764	—	—	—	(0)	0	—	197	—	961
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	1	—	1

Total Financial instruments and other inventory positions	12	23	764	0	44	(0)	(0)	12	—	210	—	1,064

Receivables from Debtors and Debtor-Controlled Entities and other assets	248	0	25	69	0	1	356	0	—	200	(355)	545

Investments in Affiliates	(28,981)	1	0	8	—	(86)	46	(375)	—	(217)	7,740	(21,864)

Due from Affiliates:
Debtors and Debtor-Controlled Entities	3,171	—	539	—	—	174	75	629	—	542	(1,150)	3,979
Non-Controlled Affiliates	0	—	1	—	—	6	323	25	749	996	—	2,101

Total Due from Affiliates	3,171	—	539	—	—	180	398	654	749	1,538	(1,150)	6,080

Total Assets	$(25,536)	$29	$1,344	$161	$66	$95	$801	$293	$750	$1,861	$6,235	$(13,902)

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$3	$2	$712	$63	$7	$0	$1	$52	$—	$221	$(357)	$703

Due to Affiliates:
Debtor-Controlled Entities	2,717	—	2,803	71	—	839	200	3,093	1,152	2,066	(1,150)	11,791
Non-Controlled Affiliates	—	—	1	—	—	—	56	0	—	30	—	87

Total Due to Affiliates	2,717	—	2,805	71	—	839	256	3,093	1,152	2,095	(1,150)	11,878

Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—	—	—	—
Taxes Payable	—	—	2	—	—	—	—	—	—	—	—	2
Liabilities Subject to Compromise	—	—	—	—	—	—	—	—	—	0	—	0

Total Liabilities	2,720	2	3,519	134	7	839	257	3,145	1,152	2,316	(1,507)	12,583

Stockholders’ Equity	(28,256)	26	(2,175)	27	59	(744)	544	(2,852)	(402)	(455)	7,742	(26,486)

Total Liabilities and Stockholders’ Equity	$(25,536)	$29	$1,344	$161	$66	$95	$801	$293	$750	$1,861	$6,235	$(13,902)

See accompanying Notes to Balance Sheets

Note:	All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.
(1)	Balances reflect the impact of eliminations of (i) intercompany balances only between Debtor-Controlled Entities and (ii) investments in subsidiaries only between Debtor-Controlled Entities.
(2)	Lehman Ali Inc is reflected on a consolidated basis:

- excluding (i) separately reported wholly-owned subsidiaries that are Debtor entities (e.g. LCPI, LBSF and East Dover Ltd) and (ii) separately reported Debtor-Controlled Entities and their direct subsidiaries (e.g. 314 Commonwealth Ave Inc., Property Asset Management Inc. and Pami ALI LLC), and

- including wholly owned subsidiaries of LCPI (e.g. LCPI Properties Inc.).

(3)	Entities are reflected on a consolidated basis, e.g. Property Asset Management Inc. includes its wholly owned subsidiary, Orbit RE LLC.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

IV. Accompanying Schedules

Commercial Real Estate – by Product Type (1)

$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	LB Rose Ranch LLC	Total Debtor Entities	Property Asset Management Inc.	PAMI Holdings LLC	Other Debtor- Controlled Entities	Total LBHI Controlled Entities	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
North America
Whole loans Senior	$—	$4	$—	$4	$—	$—	$—	$4	$4
Equity	—	—	—	—	17	36	0	53	200
Real Estate Owned and Other (3)	34	(6)	1	28	5	8	(5)	37	306

Subtotal	34	(2)	1	33	23	44	(5)	94	511
Europe
Whole loans B-notes/Mezzanine	—	62	—	62	—	—	—	62	168
Equity	—	48	—	48	—	—	10	58	176
Other	—	—	—	—	—	—	0	0	0

Subtotal	—	110	—	110	—	—	10	120	345

Total Commercial Real Estate	$34	$108	$1	$143	$23	$44	$5	$213	$856

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Cost and Unpaid Principal Balances primarily include: (i) for whole loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership.

(3)	Includes reserves of $19.5 million and $8.5 million at LCPI and Jupiter Enterprises LP, respectively, for future litigation costs.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Commercial Real Estate – By Property Type and Region (1)

$ in millions	North America	Europe	Total	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
Senior Whole Loans
Land/Other	$4	$—	$4	$4

Total Senior Whole Loans by Type	4	—	4	4

B-Note/Mezz Whole Loans
Office/Industrial	—	62	62	168

Total B-Notes/Mezz Whole Loans by Type	—	62	62	168

Equity
Hotel	—	10	10	72
Mixed-use	—	48	48	105
Condominium	36	—	36	173
Land/Other	17	—	17	27

Total Equity by Type	53	58	111	377

Real Estate Owned
Land	21	—	21	305
Other	15	0	16	2

Total Real Estate Owned by Type	37	0	37	307

Total Commercial Real Estate	$94	$120	$213	$856

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Cost and Unpaid Principal Balances primarily include: (i) for whole loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Loans and Residential Real Estate (1)

$ in millions	Debtor Entities
	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Debtor - Controlled Entities	Total LBHI- Controlled Entities

		Notional
Loans (2)	5	197	24	226
Residential Real Estate (3)	183	0	38	221

Total Loans and Residential Real Estate	$188	$197	$62	$447

		Recovery Value
Loans (4)	0	32	20	53
Equity positions—Loans	26	1	1	28
Residential Real Estate (5)	30	0	11	40

Total Loans and Residential Real Estate	$56	$33	$31	$121

Notes:

(1)	This schedule reflects loans and residential real estate assets that are included on the Balance Sheets. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Represents the remaining outstanding principal balance.

(3)	Cost information for residential mortgage backed securities (“RMBS”) (Recovery Value $40 million / Cost $221 million) represents the initial Class Principal amount. RMBS consists of Excess Spread, Residual, Interest-Only and Subordinated tranches. Cost information is not included for legal claims, mortgage servicing rights and RMBS with zero recovery value.

(4)	Includes approximately $32 million in LCPI related to defaulted securities with past maturity dates.

(5)	Includes approximately $13 million of RMBS assets encumbered by LBHI for the benefit of LPTSI, a Debtor-Controlled Entity.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Private Equity / Principal Investments – by Legal Entity and Product Type

$ in millions	Total (1)	Assets held for the benefit of another legal entity (3)	Total per Balance Sheets
By Legal Entity
Debtors:
Lehman Brothers Holdings Inc.	$0	$—	$0
Lehman Commercial Paper Inc.	465	(462)	3

Total Debtors	465	(462)	3

Debtor-Controlled:
LB I Group Inc. (2)	55	708	764
Other Debtor-Controlled	445	(247)	198

Total Debtor-Controlled	500	462	961

Total	$964	$—	$964

By Product Type
Private Equity / Diversified Funds	$778
Real Estate Funds	180
Other	7

Total	$964

Investments at cost (4)	$983
Unpaid Principal Balances (5)	$4

Notes:

(1)	The amounts include the unencumbered assets held by a legal entity and the economic interests in the assets held by another legal entity. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	LB I Group Inc. (read LB “one” Group Inc.) is presented on a consolidated basis.

(3)	“Assets held for the benefit of another legal entity” represents a reconciliation of the assets encumbered from LB I Group Inc. to LCPI and LB U.K. Holdings (Delaware) Inc.

(4)	Cost information primarily includes: (i) for direct equity investments and hedge funds, the total amount funded net of distributions deemed return of capital; (ii) for partnership interests with no redemptions, the original amount funded; (iii) for partnership interests with redemptions or distributions, the ratio of cost to recovery value for the underlying portfolio assets applied to the Net Asset Value for the Company’s positions; and (iv) value for assets that have been recorded at de minimis recovery value amounts.

(5)	Represents the remaining outstanding principal balance on corporate loans.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Derivative Assets and Liabilities (1)

$ in millions	Lehman Brothers Holdings Inc.	LB 745 LLC	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commercial Corporation	Lehman Commercial Paper Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Total Debtors
Assets - Receivables, Net
Open	$—	$—	$69	$—	$—	$—	$—	$—	$—	$69
Terminated / Matured	—	—	34	—	—	—	—	—	—	34

Total	—	—	103	—	—	—	—	—	—	103

Other Derivative Related Assets (2)	—	—	29	—	0	—	—	—	—	29

Total Derivatives and Related Assets	$—	$—	$133	$—	$0	$—	$—	$—	$—	$133

# of Counterparty contracts
Open	—	—	65	—	—	—	—	—	—	65
Termed / Matured	—	—	186	—	—	1	—	—	2	189

Total	—	—	251	—	—	1	—	—	2	254

SPV Receivables (3)	$—	$—	$13	$—	$—	$—	$—	$—	$—	$13

Liabilities—Payables
Agreed (4)	$(22)	$(2)	$(20,318)	$(1,347)	$(494)	$(387)	$(39)	$(57)	$(77)	$(22,743)
Pending Resolution (5)	—	—	(1,271)	(40)	(0)	(26)	—	—	—	(1,337)

Total	$(22)	$(2)	$(21,589)	$(1,387)	$(494)	$(413)	$(39)	$(57)	$(77)	$(24,080)

# of Counterparty contracts	4	1	1,710	185	92	135	1	10	39	2,177

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion regarding derivative amounts recorded. Derivatives liabilities are presented prior to distributions on allowed claims.

(2)	Amounts primarily include notes in various special purpose vehicles, deposits with various brokers for OTC hedges and equity positions in various corporations.

(3)	Represents the portion of derivatives receivables resulting from transactions with counterparties deemed as special purpose vehicles including receivables from entities that structurally subordinate the rights of the Debtor.

(4)	Agreed is defined as claims that are recorded at values agreed upon with counterparties and classified as allowed or accepted as filed.

(5)	Pending Resolution are recorded at expected claim amounts estimated by the Company.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Significant Restructurings, Settlements, Sales, Wind-down, or Liquidations

July 1, 2016 – October 6, 2016

$ in millions	Actual Cash Collected	Post-Ninth Distribution Cash Flow Estimates (1) (3)	06/30/16 Balance Sheets Value (2) (3)	Realized Gain / (Loss) Relative to Post-Ninth Distribution Cash Flow Estimate	Realized Gain / (Loss) Relative to 06/30/16 Balance Sheets Value
Loans and Residential Real Estate
Other Loans	$50	$2	$49	$48	$1
Other Residential Real Estate	20	10	10	10	10

Total Loans and Residential Real Estate	$70	$12	$59	$58	$11

Private Equity / Principal Investments
Formula One	$123	$70	$70	$53	$53
Other Direct sales	23	19	21	4	2
GP and LP Stakes in PE and Hedge Funds	40	40	40	0	0

Total Private Equity / Principal Investments	$186	$129	$131	$57	$55

Derivatives
Other sales	$33	$22	$9	$11	$23

Total Derivatives	$33	$22	$9	$11	$23

Real Estate
Other sales	$103	$97	$99	$5	$4

Total Real Estate	$103	$97	$99	$5	$4

Total Significant Monetizations	$391	$260	$298	$131	$93

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

Notes:

(1)	Represents estimated recoveries reflected in the Post Ninth Distribution Cash Flow Estimates for the asset.

(2)	Represents the recorded value reported on the prior period Balance Sheets (as of June 30, 2016) for the asset

(3)	Estimated recovery value of the Company’s interest in Formula One was calculated based on the investment’s value at the time of the sale to Liberty Media Corporation of $530 million.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

V. Post-Eleventh Distribution Cash Flow Estimates

Table of Contents

A.	Basis of Presentation	43

B.	Highlights	46

C.	Summary	47

D.	Recoveries from Non-Controlled Affiliates	48

E.	Operating Expenses	50

F.	Debtors and Debtor-Controlled Entities Schedules	52

Quarterly Financial Report as of October 6, 2016 (Unaudited)

A. Basis of Presentation

The information and data included in these cash flow estimates and notes thereto (the “Post-D11 Cash Flow Estimates”) were prepared to update the Adjusted Post-Ninth Distribution Cash Flow Estimates filed July 27, 2016 (the “Post-D9 CFE”), and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) over the period from October 7, 2016 through December 31, 2018 (the “Estimate Period” or “Post-D11”).

As the Company cannot definitively specify a date for the final termination of its activities, these Post-D11 Cash Flow Estimates include an estimate for expenses for potential residual activities (remaining asset dispositions, disputed claims resolutions, outstanding litigations, and administrative wind-down) that may extend beyond 2018.

All cash flows in the Estimate Period are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on internal valuation models utilizing information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations, involvement on creditors’ committees and ongoing cooperative exchanges.

Certain receivables from Non-Controlled Affiliates are held in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. A portion of these exposures are hedged through the Company’s currency hedging program (see Note 5 - Financial Instruments and Other Inventory Positions in the Notes to the Balance Sheets).

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates is uncertain.

For further discussion of assumptions related to estimates of Recoveries from Non-Controlled Affiliates, refer to Section D herein.

Litigation

For litigation actions which may result in a potential recovery to the Company (“Affirmative Litigations”), the largest of which are listed and described in Note 12 in the Notes to the Balance Sheets, the Post-D11 Cash Flow Estimates exclude estimated recoveries unless one of the following conditions is met:

(i)	The Company has reached agreements in principle with the corresponding counterparties, in which case the Post-D11 Cash Flow Estimates reflect estimated recoveries at the agreed amounts, or

(ii)	The Company has locked in value by purchasing notes of various special purpose vehicles, in which case the Post-D11 Cash Flow Estimates reflect estimated recoveries from the value locked in.

The Company expects that the actual amounts of future recoveries related to Affirmative Litigations will be material; however, final litigation outcomes are contingent on a number of factors outside of the Company’s direct control and are thus uncertain.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Key Assumptions (continued)

Litigation (continued)

Although potential litigation receipts are excluded herein, the Post-D11 Cash Flow Estimates do include the estimated costs (i.e. professional legal and advisory fees) of supporting such litigations. As the Company continues to monetize its remaining financial inventory and wind down its operations, the estimated costs of supporting the Company’s ongoing litigation activities has become an increasingly larger portion of the Company’s total estimated expenses.

Timing of Estimates

Estimates of recoveries from Non-Controlled Affiliates and the final resolution of litigation matters are subject to substantial timing uncertainties.

As estimated recoveries and expenses related to the above constitute the majority of the Post-D11 Cash Flow Estimates, the estimates herein do not reflect the Company’s views with respect to timing.

Intercompany Recoveries Among Controlled Entities

The Post-D11 Cash Flow Estimates include estimated intercompany recoveries between and among Debtors and Debtor-Controlled Entities, including:

(i)	receipts on pre-petition intercompany claims,

(ii)	equity distributions, and

(iii)	receipts and payments related to post-petition activity.

The Post-D11 Cash Flow Estimates reflect the following assumptions in the calculation of intercompany recoveries between and among Debtors and Debtor-Controlled Entities:

•	Allowed Claims as of October 6, 2016, and estimated unresolved third party claims to be allowed;

•	An estimate of the allocation of taxes between and among Controlled Entities in accordance with the Debtor Allocation Agreement (Refer to Note 10 – Taxes Payable in the Notes to the Balance Sheets);

•	Estimates for post-petition interest (refer to Note 11 in the Notes to the Balance Sheets), and equity distributions from Debtors and Debtor-Controlled Entities.

Foreign Exchange Rates

A significant portion of the Company’s remaining estimated recoveries are denominated in currencies other than the U.S. Dollar. The estimates herein reflect estimated recoveries on non-U.S. Dollar denominated assets using foreign exchange rates as of October 6, 2016.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Presentation Differences

Post-D9 CFE

The Post-D11 Cash Flow Estimates differ from the Post-D9 CFE generally as follows:

(i)	as a result of changes to estimates, or

(ii)	as a matter of presentation whereby certain estimates are classified differently from the Post-D9 CFE, but there is no resulting economic effect on the overall recoveries to the applicable legal entity.

As part of the Company’s planned operational wind-down and legal entity dissolution process, the Company has assigned and will continue to assign claims among Controlled Entities, typically from a subsidiary entity to a parent entity, with no resulting economic effect on overall recoveries. These assignments are reflected in the “Transfers, Reclassifications, Adjustments” column in the tables herein. For claim assignments in which Debtor entities are assigned claims against themselves (i.e., when LBHI is assigned a claim against LBHI), the receivables and payables are netted in the Balance Sheets and similarly offset herein.

Operating Report - Schedule of Cash Receipts and Disbursements

Amounts presented in the Post-D11 Cash Flow Estimates, including actual results in the Prior Period, may differ from the presentation of cash flows in the Company’s Post-Effective Operating Report – Schedule of Cash Receipts and Disbursements (“Cash Operating Report”), primarily as a matter of presentation, whereby certain amounts are classified differently from the presentation herein.

For example, LBHI collects cash on behalf of other Debtors and Debtor-Controlled Entities which do not maintain separate bank accounts. In such cases, the Cash Operating Reports reflect these cash collections at LBHI, whereas the Post-D11 Cash Flow Estimates reflect these cash collections at the entity on whose books the related assets are reported in the Balance Sheets.

Expenses related to incentive fees for the Board are recognized in accordance with the schedule of payments provided in the LBHI Director Incentive Compensation Plan (see Docket No. 44924 for further details).

Disclosure Statement

The presentation of the Post-D11 Cash Flow Estimates differs from the presentation of the “Cash Flow Estimates Through 2014” as reported in Exhibit 7 to the Disclosure Statement of the Plan (“DS Exhibit 7”). Refer to the 2012+ Cash Flow Estimates filed July 25, 2012 (the “2012+ CFE”) for further discussion of these presentation differences.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

B. Highlights

Estimated Recoveries

Total estimates of aggregate gross recoveries, before operating disbursements and payments in satisfaction of secured, priority, administrative and unsecured claims of Debtors and liabilities of Debtor-Controlled Entities, increased by $0.8 billion to $98.8 billion in the Post-D11 Cash Flow Estimates as compared to $98.0 billion in the Post-D9 CFE. Net of operating disbursements, total estimated net recoveries increased by $0.8 billion to $95.1 billion. This increase in the Company’s estimated recoveries was primarily driven by (i) an increase in the estimates for the Private Equity/Principal Investments portfolio, and (ii) the September 2016 receipt of the IRS income tax refund of $335 million, which had been excluded from prior estimates as a potential litigation recovery.

(*)	CFO refers to Cash From Operations
(1)	Refer to the “Responses to Questions Received From Creditors” posted to www.lehman-docket.com on October 30, 2014, for a reconciliation of these figures.
(2)	Estimates included in DS Exhibit 7, adjusted for certain Presentation Adjustments (refer to the 2012+ CFE for further information).
(3)	The Operating Expense estimates in DS Exhibit 7 reflected the estimated costs for expected personnel and infrastructure requirements to support the workforce for each year from 2011 to 2014. These Operating Expense estimates did not include estimates for costs beyond 2014.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

C. Summary

The Company estimates that Total Post-D11 CFE Cash From Operations will be $5.0 billion, an increase in estimates of $0.8 billion compared to estimates presented in the Post-D9 CFE. This increase is primarily driven by (i) a $284 million increase in estimated recoveries related to the Formula One investment in the Private Equity/Principal Investments portfolio, and (ii) an income tax refund of $335 million in Other related to the 1997-2010 IRS audit periods (these recoveries were excluded from prior estimates).

These increases were partially offset by a (i) $133 million reduction in estimated Recoveries from Non-Controlled Affiliates, primarily driven by fluctuations in foreign exchange rates, and (ii) $30 million increase in Operating Expenses, largely driven by increased estimates for formula-driven Incentive Fees.

Cash activities between June 1, 2016 and October 6, 2016 included (i) the collection of $1.5 billion of recoveries from Non-Controlled Affiliates, primarily driven by recoveries from Bankhaus, LBAH, and LBF, (ii) the monetization of inventory of $1.4 billion, primarily in the Private Equity/Principal Investments and Commercial Real Estate portfolios, (iii) the receipt of the income tax refund of $335 million in Other, and (iv) operating expenses of $61 million, including professional fees related to the Company’s claims mitigation and litigation activities.

Of the $1.8 billion of remaining Estimated Net Receipts shown in the Post-D11 CFE, the Company anticipates that approximately 55% will be collected by the end of 2017.

($ in millions)	Post-D9 Cash Flow Estimates	Less: Cash Activity 6/1/16-10/6/16 excluding D10	Recovery Value Change	Transfers, Reclassifications, Adjustments (a)	Post-D11 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$474	$(224)	$(37)	$—	$213
Loans (Corporate & Residential)	124	(69)	65	—	121
Private Equity / Principal Investments	1,014	(336)	287	—	965
Derivatives	99	(54)	89	—	133
Other	315	(674)	551	120	312

Sub-Total - Net Receipts	$2,026	$(1,357)	$954	$120	$1,744

Recoveries From Non-Controlled Affiliates
Europe	$4,177	$(1,170)	$(200)	$(11)	$2,796
Asia	1,360	(326)	68	(44)	1,058

Sub-Total - Recoveries From Non-Controlled Affiliates	$5,537	$(1,496)	$(133)	$(55)	$3,853

Operating Expenses
Professional Fees	$(237)	$37	$(3)	$—	$(204)
Compensation & Benefits	(171)	14	(0)	4	(153)
Incentive Fees	(169)	3	(25)	—	(191)
Other Administrative Expenses	(65)	8	(1)	(4)	(62)

Sub-Total - Operating Expenses	$(641)	$61	$(30)	$—	$(610)

Total Cash From Operations (CFO)	$6,921	$(2,791)	$792	$65	$4,987

(a)	Includes an adjustment in Other Net Receipts to offset cash received in September 2016 related to the $107 million loan from LBHI2 to LBHI, collateralized by LBHI’s claims against LBIE. LBHI has recorded a liability related to this loan in Payables to Debtors and Debtor-Controlled Entities and Other Liabilities (see Note 9 in the Notes to the Balance Sheets).

Quarterly Financial Report as of October 6, 2016 (Unaudited)

D. Recoveries from Non-Controlled Affiliates

The Company estimates that Post-D11 CFE Recoveries from Non-Controlled Affiliates will be $3.9 billion, which reflects a decrease in estimates of $0.1 billion compared to Total Recoveries from Non-Controlled Affiliates presented in the Post-D9 CFE. The decrease was primarily driven by US Dollar appreciation against the British Pound and Euro, partially offset by an increase in estimated recoveries from Non-Controlled Affiliates.

Basis of Presentation

Recoveries from Non-Controlled Affiliates represent estimated recoveries on intercompany claims against affiliates of the Company that were not managed or controlled by a Debtor as of the Effective Date, including all affiliates that are subject to separate proceedings in Europe and Asia. (Further information on these intercompany claims against Non-Controlled Affiliates can be found in Note 8 – Due from/to Affiliates in the Notes to the Balance Sheets)

Estimates of recoveries from Non-Controlled Affiliates are based on information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations, involvement on creditors’ committees and ongoing cooperative exchanges. Actual recoveries from Non-Controlled Affiliates may vary materially from estimates included herein.

In some cases, the Company’s payments of obligations to Non-Controlled Affiliates are part of the resources used by such Non-Controlled Affiliates to pay their own obligations, including obligations payable to the Company. An example of a Non-Controlled

Affiliate with both substantial claims into the Company and payables to the Company is LBT.

For cases in which the Company has offsetting or partially offsetting payables to and receivables from certain Non-Controlled Affiliates, the Company has pursued and will continue to pursue offsetting arrangements with such Non-Controlled Affiliates to accelerate the distribution of cash to third party creditors. For consistency and comparability of reporting, the Post-D11 CFE reflects the full estimated recoveries from such Non-Controlled Affiliates prior to any offsetting arrangements.

Certain Non-Controlled Affiliates are in various stages of their respective wind-down processes, including final distributions and entity dissolutions.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of receipts of future estimated recoveries from Non-Controlled Affiliates is uncertain.

($ in millions)	Post-D9 Cash Flow Estimates	Less: Prior Period Activity	Estimate Changes	Transfers, Reclassifications, Adjustments	Post-D11 Cash Flow Estimates
Recoveries from Non-Controlled Affiliates
Europe	$4,177	$(1,170)	$(200)	$(11)	$2,796
Asia	1,360	(326)	68	(44)	1,058

Total - Recoveries from Non-Controlled Affiliates	$5,537	$(1,496)	$(133)	$(55)	$3,853

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Recoveries from Non-Controlled Affiliates (continued)

For a breakdown of Non-Controlled Affiliates included within the Europe and Asia categories, including net receivables balances, refer to Note 8 in the Notes to the Balance Sheets.

For information on cash collections for the period between D9 and D11, refer to Note 8 in the Notes to the Balance Sheets and Cash Operating Reports.

LBHI2

The Company’s estimates of recoveries from LBHI2 reflect the inclusion of the Company’s interest in GBP 650 million related to the Joint Venture among LBHI2 and the Funds to facilitate the resolution of LBIE claims (refer to Note 8 in the Notes to the Balance Sheets for additional information).

The Company’s estimates of recoveries from LBHI2 do not reflect contingent receivables in excess of the Joint Venture’s initial capitalization, nor do the estimates reflect potential contingent claims by LBIE against LBHI2. The Company’s ultimate recoveries from the Joint Venture are conditioned upon the resolution of a number of complex legal disputes surrounding distributions from LBIE, including (i) the priority of surplus payments to subordinated debt versus post-petition interest to unsecured creditors, (ii) the existence and calculation of currency conversion claims, (iii) the interpretation of LBIE’s pre-administration contracts, and (iv) various other legal issues. The final outcomes are contingent on a number of factors outside of the Company’s direct control and are thus uncertain.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

E. Operating Expenses

The Company estimates that Post-D11 CFE Operating Expenses will be $0.6 billion, which reflects an increase in estimates of $30 million compared to Total Operating Expenses presented in the Post-D9 CFE.

($ in millions)	Post-D9 Cash Flow Estimates	Less: Prior Period Activity	Estimate Changes	Reclasses / Transfers	Post-D11 Cash Flow Estimates
Operating Expenses
Professional Fees	$(237)	$37	$(3)	$—	$(204)
Compensation and Benefits	(171)	14	(0)	4	(153)
Incentive Fees	(169)	3	(25)	—	(191)
Other Administrative Expenses	(65)	8	(1)	(4)	(62)

Total - Operating Expenses	$(641)	$61	$(30)	$—	$(610)

Professional Fees

Professional Fees include fees paid to third party professional services firms, including legal counsel and other consulting and advisory fees supporting litigation activities, claims mitigation activities, bankruptcy and Plan-related activities, audit and financial-related services, and other administrative activities.

Compensation and Benefits

Compensation and Benefits include compensation, incentives, benefits, severance, and payroll taxes for employees of the Company as well as fees and expenses paid to Alvarez & Marsal North America, LLC (“A&M”) for certain staff resources. Annual bonus and severance payments are typically paid in the beginning of the following calendar year, thus a significant portion of compensation and benefits expenses generally lags one year for cash reporting.

Incentive Fees

Incentive Fees include estimated formula-based incentive fees for the LBHI Board of Directors and third party professional services firms, including A&M and Houlihan Lokey Howard & Zukin Capital, Inc.

Estimated Incentive Fees increased by $25 million due to formula-based increases in the calculation of incentive fees related to estimates for claims resolutions and increases in estimated total net recoveries.

Other Administrative Expenses

Other Administrative Expenses include asset management and infrastructure-related expenses, including but not limited to information technology, communications, outsourced asset management service providers, market data and analytics, and administrative expenses, such as insurance premiums, occupancy costs, taxes and filing fees, and employee expense reimbursements.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Operating Expenses (continued)

Wind Down Expenses

The estimates herein assume that costs will continue to be incurred to monetize remaining financial assets, resolve outstanding litigations and disputed claims, and to execute the wind-down of operations. As the inventory of remaining assets is reduced, the Company expects that it will continue to focus on the management and resolution of claims, pursuit of outstanding litigations, and administrative wind-down activities. This continued focus is reflected in these Post-D11 Cash Flow Estimates for Compensation & Benefits and Professional Fees for litigation, claims resolution, and wind-down activities.

The estimates herein reflect the assumption that the preponderance of asset monetization, collections and claim mitigation activities will be completed by the end of 2018. As the Company cannot definitively specify a date for the final termination of activities, these Post-D11 Cash Flow Estimates include an estimate for residual activities that may extend beyond 2018 (final asset dispositions, resolution of remaining disputed claims, pursuit of outstanding litigations, remaining collections from Non-Controlled Affiliates, corporate entity dissolutions, and financial and tax reporting requirements).

Quarterly Financial Report as of October 6, 2016 (Unaudited)

F. Debtors and Debtor-Controlled Entities Schedules

LBHI

The Company estimates that Total Post-D11 CFE Cash From Operations, including Intercompany Receipts, at LBHI will be $5.3 billion, which reflects an increase in estimates of $0.9 billion compared to estimates presented in the Post-D9 CFE.

($ in millions)	Post-D9 Cash Flow Estimates	Less: Cash Activity 6/1/16-10/6/16 excluding D10	Recovery Value Change	Transfers, Reclassifications, Adjustments (a)	Post-D11 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$34	$(1)	$1	$—	$34
Loans (Corporate & Residential)	59	(12)	9	—	56
Private Equity / Principal Investments	0	(0)	0	—	0
Derivatives	—	—	—	—	—
Other	227	(572)	463	120	238

Sub-Total - Net Receipts	$320	$(585)	$473	$120	$328

Recoveries From Non-Controlled Affiliates
Europe	$2,461	$(1,074)	$(21)	$132	$1,498
Asia	1,329	(284)	70	(144)	970

Sub-Total - Recoveries From Non-Controlled Affiliates	$3,791	$(1,358)	$49	$(12)	$2,469

Operating Expenses
Professional Fees	$(156)	$27	$(10)	$—	$(139)
Compensation & Benefits	(107)	9	1	4	(93)
Incentive Fees	(110)	2	(18)	—	(125)
Other Administrative Expenses	(42)	4	4	(4)	(38)

Sub-Total - Operating Expenses	$(414)	$42	$(23)	$—	$(395)

Total Cash From Operations (CFO)	$3,697	$(1,902)	$499	$109	$2,402

Pre-Petition Intercompany Receipts from Controlled Entities	3,815	(1,409)	390	151	2,948
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	(1,174)	(44)	(115)	—	(1,333)
Investments in Affiliates	1,249	(174)	136	47	1,258

Total CFO + Intercompany Receipts	$7,587	$(3,529)	$910	$307	$5,275

(a)	Transfers, Reclassifications and Adjustments primarily include:

•	an adjustment in Other Net Receipts to offset cash received in September 2016 related to the $107 million loan from LBHI2 to LBHI, collateralized by LBHI’s claims against LBIE; LBHI has recorded a liability related to this loan in Payables to Debtors and Debtor-Controlled Entities and Other Liabilities (see Note 9 in the Notes to the Balance Sheets),

•	an adjustment in Recoveries From Non-Controlled Affiliates – Europe for claims against LBIE purchased by LBHI in the aggregate face amount of £153 million,

•	an adjustment in Recoveries From Non-Controlled Affiliates – Asia for LBHI’s contribution of its claims against LBCCA in the aggregate face amount of $2.3 billion, net of $1.3 billion of distributions, to LPTSI as a result of a corporate restructuring,

•	$114 million in “Pre-Petition intercompany Receipts from Controlled Entities” of future distributions that will be recovered by way of subrogation on account of guarantee claims corresponding to primary claims against LCPI and LBCS, and

•	$42 million in “Investments in Affiliates” related to the restructuring of LPTSI, which had been consolidated under ALI in previous Balance Sheets.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

LBHI (continued)

Recoveries from Non-Controlled Affiliates

The Company estimates that LBHI will collect approximately $2.5 billion from Non-Controlled Affiliates, of which the Company estimates that approximately 55% will be collected from LBF, Bankhaus, LBJ, and LB Asia Pacific (Singapore) PTE.

Pre-Petition Intercompany Receipts from Controlled Entities

Pre-Petition intercompany receipts include recoveries from distributions on Allowed Claims against Debtors (per the Plan), pre-petition intercompany receivables from Debtor-Controlled Entities, and Post-Petition Interest on allowed claims against LBCC. The Company estimates that LBHI will receive approximately $2.9 billion, including (i) $0.9 billion and $0.4 billion from LCPI and LBSF, respectively, and (ii) $1.5 billion from Debtor-Controlled Entities, primarily Luxembourg Finance Sarl, Lehman Brothers UK Holding (Delaware) Inc., LB RE Financing No.1, and LB I Group, which collectively represent approximately 84% of the aggregate receipts from Debtor-Controlled Entities.

Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities

Net Post-Petition intercompany include the net settlement of Post-Petition intercompany receivables and payables between and among Debtors and Debtor-Controlled Entities, as described in the October 6, 2016 Balance Sheets and adjusted for (i) net receipts related to the allocation of estimated taxes payable in accordance with the Debtor Allocation Agreement, and (ii) various other items.

Investments in Affiliates

Investments in Affiliates include recoveries from wholly-owned subsidiaries in cases in which the subsidiary’s net recoverable assets exceed or are expected to exceed its liabilities. The Company estimates that LBHI will receive approximately $1.3 billion, primarily from (i) LOTC of $0.5 billion, (ii) Lehman Brothers UK Holdings (Delaware) Inc. of $0.4 billion, and (iii) LBHK Funding (Cayman) No.1 Limited of $0.1 billion.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

LCPI

The Company estimates that Total Post-D11 CFE Cash From Operations, including Intercompany Receipts, at LCPI will be $1.1 billion, which reflects an increase in estimates of $0.4 billion compared to estimates presented in the Post-D9 CFE.

($ in millions)	Post-D9 Cash Flow Estimates	Less: Cash Activity 6/1/16-10/6/16 excluding D10	Recovery Value Change	Transfers, Reclassifications, Adjustments (a)	Post-D11 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$194	$(77)	$(10)	$0	$107
Loans (Corporate & Residential)	35	(55)	53	—	33
Private Equity / Principal Investments	3	—	—	—	3
Derivatives	—	—	—	—	—
Other	5	(4)	(1)	—	1

Sub-Total - Net Receipts	$237	$(136)	$43	$0	$144

Recoveries From Non-Controlled Affiliates
Europe	$21	$(0)	$(0)	$(20)	$1
Asia	0	—	(0)	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates	$22	$(0)	$(0)	$(20)	$1

Operating Expenses
Professional Fees	$(5)	$1	$(0)	$—	$(4)
Compensation & Benefits	(9)	2	(4)	—	(11)
Incentive Fees	(25)	1	(7)	—	(32)
Other Administrative Expenses	(5)	1	(2)	—	(6)

Sub-Total - Operating Expenses	$(44)	$5	$(13)	$—	$(53)

Total Cash From Operations (CFO)	$215	$(132)	$29	$(20)	$93

Pre-Petition Intercompany Receipts from Controlled Entities	702	(74)	(19)	—	609
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	(145)	(74)	331	—	112
Investments in Affiliates	324	(35)	28	—	318

Total CFO + Intercompany Receipts	$1,096	$(314)	$369	$(20)	$1,131

(a)	Transfers, Reclassifications and Adjustments include an adjustment in Recoveries From Non-Controlled Affiliates – Europe of $20 million for claims against LBIE purchased by LBHI.

Pre-Petition Intercompany Receipts from Controlled Entities

Pre-Petition intercompany receipts include recoveries from distributions on pre-petition intercompany receivables from Debtor-Controlled Entities, Post-Petition Interest on Allowed Claims against LBCC, and Allowed Claims against Debtors (per the Plan). The Company estimates that LCPI will receive approximately $0.5 billion, primarily from Lehman ALI Inc.

Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities

Estimated net Post-Petition intercompany receipts at LCPI primarily includes receivables of $462 million from LB I Group for financial inventory encumbered to LCPI, partially offset by (i) a loan of $135 million from LBFP, and (ii) payables to LCPI Properties Inc. of $226 million.

Investments in Affiliates

Investments in Affiliates include recoveries from wholly-owned subsidiaries in cases in which the subsidiary’s net recoverable assets exceed or are expected to exceed its liabilities. The Company estimates that LCPI will receive approximately $0.3 billion, primarily from LCPI Properties Inc.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

LBSF

The Company estimates that Total Post-D11 CFE Cash From Operations, including Intercompany Receipts, at LBSF will be $0.5 billion, which reflects an increase in estimates of $0.1 billion compared to estimates presented in the Post-D9 CFE.

($ in millions)	Post-D9 Cash Flow Estimates	Less: Cash Activity 6/1/16-10/6/16 excluding D10	Recovery Value Change	Transfers, Reclassifications, Adjustments	Post-D11 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$—	$—	$—	$—	$—
Loans (Corporate & Residential)	—	—	—	—	—
Private Equity / Principal Investments	—	—	—	—	—
Derivatives	98	(52)	87	—	133
Other	29	(74)	68	—	23

Sub-Total - Net Receipts	$127	$(126)	$155	$—	$156

Recoveries From Non-Controlled Affiliates
Europe	$62	$(22)	$(7)	$(5)	$28
Asia	1	(0)	0	(1)	0

Sub-Total - Recoveries From Non-Controlled Affiliates	$63	$(22)	$(7)	$(5)	$28

Operating Expenses
Professional Fees	$(70)	$6	$10	$—	$(54)
Compensation & Benefits	(34)	1	0	—	(32)
Incentive Fees	(20)	(0)	(3)	—	(23)
Other Administrative Expenses	(13)	1	(2)	—	(14)

Sub-Total - Operating Expenses	$(137)	$9	$5	$—	$(123)

Total Cash From Operations (CFO)	$54	$(140)	$153	$(5)	$62

Pre-Petition Intercompany Receipts from Controlled Entities	119	(16)	6	—	109
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	368	31	(66)	—	333
Investments in Affiliates	1	—	(1)	—	0

Total CFO + Intercompany Receipts	$543	$(125)	$92	$(5)	$504

Recoveries from Non-Controlled Affiliates

LBSF collected $22 million during the period between June 1, 2016 and October 6, 2016, and the Company estimates that LBSF will collect an additional $28 million, primarily related to LBT.

Pre-Petition Intercompany Receipts from Controlled Entities

Pre-Petition intercompany receipts include recoveries from distributions on Allowed Claims against Debtors (per the Plan), pre-petition intercompany receivables from Debtor-Controlled Entities, and Post-Petition Interest on allowed claims against LBCC. The Company estimates that LBSF will receive approximately $0.1 billion, primarily from Debtors and Luxembourg Finance SARL.

Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities

Net Post-Petition intercompany receipts primarily include a receivable of $345 million related to LBSF’s cash reserves for disputed claims that were invested in secured notes issued by LBHI. Net Post-Petition intercompany receipts also include the net settlement of Post-Petition intercompany receivables and payables between and among Debtors and Debtor-Controlled Entities.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Other Debtors

($ in millions)	LOTC	LBCC	LBCS	LBFP	Merit	LBDP	Other Debtors	Total Other Debtors
POST-D11 CASH FLOW ESTIMATES
Net Receipts
Commercial Real Estate	$—	$—	$—	$—	$—	$—	$1	$1
Loans (Corporate & Residential)	—	—	—	—	—	—	—	—
Private Equity / Principal Investments	—	—	—	—	—	—	—	—
Derivatives	—	—	—	—	—	—	—	—
Other	1	0	0	0	0	0	—	1

Sub-Total - Net Receipts	$1	$0	$0	$0	$0	$0	$1	$2

Recoveries From Non-Controlled Affiliates
Europe	$—	$3	$12	$—	$—	$—	$—	$15
Asia	—	14	0	—	—	—	—	14
Sub-Total - Recoveries From Non-Controlled Affiliates	$—	$17	$12	$—	$—	$—	$—	$29

Operating Expenses
Professional Fees	$(1)	$(1)	$(2)	$(0)	$(0)	$(0)	$(1)	$(5)
Compensation & Benefits	(1)	(1)	(1)	(1)	(0)	(0)	(1)	(6)
Incentive Fees	(2)	(2)	(5)	(1)	—	(0)	(2)	(11)
Other Administrative Expenses	(1)	(1)	(0)	(1)	(0)	(0)	(1)	(4)

Sub-Total - Operating Expenses	$(4)	$(5)	$(7)	$(2)	$(0)	$(1)	$(5)	$(25)

Total Cash From Operations (CFO)	$(4)	$12	$5	$(2)	$(0)	$(1)	$(4)	$6

Pre-Petition Intercompany Receipts from Controlled Entities	$0	$1	$8	$—	$1	$0	$85	$95
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	517	260	34	138	17	(1)	(7)	958
Investments in Affiliates	—	—	—	—	—	—	—	—

Total Post-D11 CFO + Intercompany Receipts	$513	$273	$47	$136	$18	$(2)	$73	$1,058

Cash Activity, 6/1/16-10/6/16 excluding D10	$5	$(120)	$21	$2	$0	$20	$6	$(65)
Transfers, Reclassifications, Adjustments	—	5	30	—	23	—	—	58

Total Post-D11 CFE, including Prior Period Activity	$518	$158	$98	$138	$41	$18	$80	$1,051

Total Post-D9 CFE	510	152	71	142	24	18	83	999

Variance, Post-D11 CFE (including Prior Period) vs. Post-D9 CFE (a)	8	6	28	(4)	18	1	(3)	52

(a)	Variances in LBCS and Merit primarily related to an adjustment in Recoveries From Non-Controlled Affiliates – Europe for claims against LBIE purchased by LBHI.

Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities

Net Post-Petition Intercompany Receipts from/Payables to Controlled Entities primarily include the following outstanding loans:

•	$546 million and $262 million from LOTC and LBCC, respectively, to LBHI

•	$140 million and $10 million from LBFP to LCPI and LBSF, respectively.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Debtor-Controlled Entities

($ in millions)	Post-D9 Cash Flow Estimates	Less: Cash Activity 6/1/16-10/6/16 excluding D10	Recovery Value Change	Transfers, Reclassifications, Adjustments (a)	Post-D11 Cash Flow Estimates
Net Receipts
Commercial Real Estate	$246	$(146)	$(29)	$(0)	$71
Loans (Corporate & Residential)	30	(1)	3	—	31
Private Equity / Principal Investments	1,010	(336)	287	—	961
Derivatives	1	(2)	2	—	1
Other	52	(4)	1	—	49

Sub-Total - Net Receipts	$1,340	$(489)	$263	$(0)	$1,113

Recoveries From Non-Controlled Affiliates
Europe	$1,548	$(57)	$(172)	$(66)	$1,253
Asia	8	(37)	(3)	106	73

Sub-Total - Recoveries From Non-Controlled Affiliates	$1,556	$(94)	$(176)	$40	$1,325

Operating Expenses
Professional Fees	$(2)	$2	$(1)	$—	$(2)
Compensation & Benefits	(16)	1	4	—	(11)
Incentive Fees	0	(0)	0	—	—
Other Administrative Expenses	(2)	2	(0)	—	(1)

Sub-Total - Operating Expenses	$(20)	$4	$2	$—	$(14)

Total Cash From Operations (CFO)	$2,875	$(579)	$89	$39	$2,424

Pre-Petition Intercompany Receipts from Controlled Entities	419	(180)	61	(0)	300
Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities	151	(28)	(193)	—	(70)
Investments in Affiliates	485	—	(14)	—	472

Total CFO + Intercompany Receipts	$3,930	$(786)	$(56)	$39	$3,126

(a)	Transfers, Reclassifications and Adjustments primarily include (i) an adjustment in Recoveries From Non-Controlled Affiliates – Europe for claims against LBIE purchased by LBHI, and (ii) an adjustment in Recoveries From Non-Controlled Affiliates – Asia for LBHI’s contribution of its claims against LBCCA in the aggregate face amount of $2.3 billion, net of $1.3 billion of distributions, to LPTSI as a result of a corporate restructuring.

Recoveries from Non-Controlled Affiliates

The Company estimates that Debtor-Controlled Entities will collect approximately $1.3 billion, of which over 90% is estimated to be collected from various Non-Controlled Affiliates in the UK.

Pre-Petition Intercompany Receipts from Controlled Entities

Pre-Petition intercompany receipts include recoveries from distributions on Allowed Claims against Debtors (per the Plan). The Company estimates that Debtor-Controlled Entities will receive approximately $0.3 billion, primarily driven by FIN2 and Lehman Ali‘s Allowed Claims against LBHI.

Net Post-Petition Intercompany Receipts from / (Payables to) Controlled Entities

Net Post-Petition intercompany payables include the net settlement of Post-Petition intercompany receivables and payables between Debtors and Debtor-Controlled Entities adjusted for net receipts related to the allocation of taxes in accordance with the Debtor Allocation Agreement and other items.

The Company estimates that Debtor-Controlled Entities will make net payments to LCPI of approximately $265 million and will collect approximately $195 million from LBHI.

Investments in Affiliates

Investments in Affiliates include recoveries from wholly-owned subsidiaries in cases in which the subsidiary’s net recoverable assets exceed its liabilities.

The Company estimates that Debtor-Controlled Entities will recover approximately $0.5 billion through Investments in Affiliates, primarily driven by LBDP and LBFP.